SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
Informatica Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 22, 2008

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Informatica Corporation, a Delaware corporation (“Informatica”), will be held on Thursday, May 22, 2008 at 2:00 p.m., Pacific Time, at Informatica’s corporate headquarters, 100 Cardinal Way, Redwood City, CA 94063, for the following purposes:

1. To elect three Class II directors for a term of three years or until their respective successors have been duly elected and qualified.

2. To approve the adoption of a new Employee Stock Purchase Plan, reserving 8,850,000 shares of common stock for issuance thereunder.

3. To ratify the appointment of Ernst & Young LLP as Informatica’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

Only holders of record of Informatica’s common stock at the close of business on March 31, 2008, the record date, are entitled to vote on the matters listed in this Notice of Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone by calling the toll-free number as instructed on the enclosed proxy card or (3) by mail by completing, signing, dating and returning the enclosed proxy card in the postage-prepaid envelope enclosed for such purpose. For further details, please see the section entitled “Voting” on page two of the accompanying Proxy Statement. Any stockholder attending the Annual Meeting may vote in person even if he or she has voted using the Internet, telephone or proxy card.

By Order of the Board of Directors
of Informatica Corporation

Sohaib Abbasi
Chairman & Chief Executive Officer

Redwood City, California
April 10, 2008

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY (1) USING THE INTERNET, (2) TELEPHONE OR (3) COMPLETING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

INFORMATICA CORPORATION

PROXY STATEMENT
FOR
2008 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

This Proxy Statement is being furnished to holders of common stock, par value $0.001 per share (the “Common Stock”), of Informatica Corporation, a Delaware corporation (“Informatica” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of Informatica for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 22, 2008 at 2:00 p.m., Pacific Time, and at any adjournment or postponement thereof for the purpose of considering and acting upon the matters set forth herein. The Annual Meeting will be held at Informatica’s corporate offices, located at 100 Cardinal Way, Redwood City, CA 94063. The telephone number at that location is (650) 385-5000.

This Proxy Statement, the accompanying form of proxy card and the Company’s 2007 Annual Report to Stockholders are first being mailed on or about April 10, 2008 to all stockholders entitled to vote at the Annual Meeting.

Stockholders Entitled to Vote; Record Date

Only holders of record of Informatica’s Common Stock at the close of business on March 31, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the Record Date, there were 88,628,386 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. No shares of preferred stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of Informatica’s Common Stock, see the section of this Proxy Statement entitled “Security Ownership by Principal Stockholders and Management.”

Quorum; Required Vote

The presence of the holders of a majority of the shares of Common Stock entitled to vote generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Stockholders are counted as present at the meeting if they are present in person or have properly submitted a proxy card or voted by telephone or by using the Internet.

A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to approve the adoption of the Company’s new Employee Stock Purchase Plan. The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting. An abstaining vote is deemed to be a “vote cast” and has the same effect as a vote cast against approval of a proposal requiring approval by a majority of the votes cast. However, broker non-votes are not deemed to be votes cast. As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Board of Directors’ Recommendation

The Board of Directors recommends that you vote your shares:

•	“FOR” the nominees for election as Class II directors;

•	“FOR” the adoption of a new Employee Stock Purchase Plan and the reservation of 8,850,000 shares of common stock for issuance thereunder; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Voting

Voting by telephone or the Internet.  A stockholder may vote his or her shares by calling the toll-free number indicated on the enclosed proxy card and following the recorded instructions or by accessing the website indicated on the enclosed proxy card and following the instructions provided. When a stockholder votes by telephone or via the Internet, his or her vote is recorded immediately. Informatica encourages its stockholders to vote using these methods whenever possible.

Voting by proxy card.  All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Voting by attending the meeting.  A stockholder may also vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification for entrance to the Annual Meeting. If a stockholder attends the Annual Meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the Annual Meeting. A stockholder may obtain directions to the Company’s corporate headquarters in order to attend the Annual Meeting in the “Contact Us” section of the Company’s website at http://www.informatica.com, or by calling 1-650-385-5000.

Changing vote; revocability of proxy.  If a stockholder has voted by telephone or the Internet or by sending a proxy card, such stockholder may change his or her vote before the Annual Meeting.

A stockholder that has voted by telephone or the Internet may change his or her vote by making a timely and valid later telephone or Internet vote, as the case may be.

Any proxy card given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy card may be revoked by (1) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to Informatica Corporation, 100 Cardinal Way, Redwood City, CA 94063, Attention: Corporate Secretary.

Expenses of Solicitation

Informatica will bear all expenses of this solicitation, including the cost of preparing and mailing this solicitation material. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, letter, e-mail, telegram, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. The Company’s costs for such services, if retained, will not be significant.

Procedure for Submitting Stockholder Proposals

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy materials.  Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company’s proxy materials for the 2009 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than December 11, 2008 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for stockholder proposals to be brought before an annual meeting.  In addition, the Company’s Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by (1) the Board of Directors, (2) the Corporate Governance and Nominating Committee or (3) any stockholder entitled to vote who has delivered written notice to the Secretary of the Company within the Notice Period (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by the Corporate Governance and Nominating Committee as a potential nominee for the Company’s Board of Directors, see the procedures discussed in “Proposal One — Election of Directors — Corporate Governance Matters.”

The Company’s Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by any stockholder entitled to vote who has delivered written notice to the Secretary of the Company within the Notice Period (as defined below), which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

The “Notice Period” is defined as that period not less than 45 days nor more than 75 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the previous year’s annual meeting of stockholders. As a result, the Notice Period for the 2009 annual stockholder meeting will start on January 25, 2009 and end on February 24, 2009.

If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, the Company need not present the proposal for vote at such meeting.

A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to Informatica Corporation, 100 Cardinal Way, Redwood City, CA 94063, Attention: Corporate Secretary.

Delivery of Proxy Materials to Stockholders

If you share an address with another stockholder, each stockholder may not receive a separate copy of the proxy materials and 2007 Annual Report. Stockholders who do not receive a separate copy of the proxy materials and 2007 Annual Report may request to receive a separate copy of the proxy materials and 2007 Annual Report by calling 1-650-385-5289, by sending an email to ir@informatica.com or by writing to Informatica Corporation, 100 Cardinal Way, Redwood City, CA 94063, Attention: Corporate Secretary. Alternatively, stockholders who share an address and receive multiple copies of the Company’s proxy materials and 2007 Annual Report can request to receive a single copy by following the same instructions.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 22, 2008.

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Company’s Board of Directors is currently comprised of nine members who are divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Three directors shall be elected at the Annual Meeting.

Nominees for Class II Directors

Three Class II directors are to be elected at the Annual Meeting for a three-year term ending in 2011. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated A. Brooke Seawell, Mark A. Bertelsen and Godfrey R. Sullivan for re-election as Class II directors. Messrs. Seawell and Bertelsen were elected by the stockholders at the 2005 annual meeting, and Mr. Sullivan was appointed to the Board in January 2008. The Board of Directors’ Corporate Governance and Nominating Committee in consultation with Mr. Abbasi identified director candidates and evaluated such candidates including conducting interviews. After completing the evaluation process, the Corporate Governance and Nominating Committee recommended to the Board of Directors that Mr. Sullivan be appointed as a director and in January 2008, the Board of Directors appointed Mr. Sullivan as a director. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the re-election of Mr. Seawell, Mr. Bertelsen and Mr. Sullivan. The Company expects that Mr. Seawell, Mr. Bertelsen and Mr. Sullivan will accept such nomination; however, in the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until such director’s term expires in 2011 or until such director’s successor has been elected and qualified.

The Board of Directors recommends a vote “FOR” the nominees listed above.

Information Regarding Nominees and Other Directors

Nominees for Class II Directors for a Term Expiring in 2011

		Principal Occupation and
Name	Age	Business Experience

A. Brooke Seawell	60	Venture Partner, New Enterprise Associates. Mr. Seawell has been a Director of the Company since December 1997. Mr. Seawell has been a Venture Partner with New Enterprise Associates, a venture capital firm, since January 2005. From February 2000 to December 2004, Mr. Seawell was a Partner with Technology Crossover Ventures, a venture capital firm. From January 1997 to August 1998, Mr. Seawell was Executive Vice President of NetDynamics, an applications server software company, which was acquired by Sun Microsystems. From March 1991 to January 1997, Mr. Seawell was Senior Vice President and Chief Financial Officer of Synopsys, an electronic design automation software company. Mr. Seawell holds a B.A. degree in economics and an M.B.A. degree in finance from Stanford University. Mr. Seawell serves on the Board of Directors of NVIDIA Corporation, Glu Mobile and a number of privately-held companies.
Mark A. Bertelsen	63	Senior Partner, Wilson Sonsini Goodrich & Rosati. Mr. Bertelsen has been a Director of the Company since September 2002. Mr. Bertelsen joined Wilson Sonsini Goodrich & Rosati in 1972, was the firm’s Managing Partner from 1990 to 1996 and has advised senior management of technology companies for over 30 years. He received his law degree (J.D.) from Boalt Hall School of Law, University of California, Berkeley, in 1969, and a B.A. in political science from the University of California, Santa Barbara, in 1966. Mr. Bertelsen also serves on the Board of Directors of Autodesk, Inc. Mr. Bertelsen is a Trustee of the U.C. Santa Barbara Foundation and served as its Chair from 2001 — 2003.
Godfrey R. Sullivan	54	Former President and CEO, Hyperion Solutions, Inc.
		Mr. Sullivan joined the Company’s Board in January 2008. Mr. Sullivan joined Hyperion Solutions in 2001 as president and chief operating officer and served as president and chief executive officer from July 2004 until its acquisition by Oracle in 2007. From 2000 to 2001, Mr. Sullivan served as chief executive officer of Promptu Corporation, an enterprise marketing automation software company. From 1992 to 2000, Mr. Sullivan served in senior management positions at Autodesk, Inc., a design software and digital media company, including as president, Discreet Division and executive vice president, leading the Personal Solutions Group. From 1981 to 1992, Mr. Sullivan served in various executive positions at Apple Computer, Inc. Mr. Sullivan earned his BBA from Baylor University, and has completed executive programs at Stanford and Wharton. Mr. Sullivan also serves on the Board of Directors of Citrix Systems.

Incumbent Class III Directors Whose Term Expires in 2009

		Principal Occupation and
Name	Age	Business Experience

David W. Pidwell	60	Venture Partner, Alloy Ventures. Mr. Pidwell has been a Director of the Company since February 1996 and Lead Independent Director since March 2005. Mr. Pidwell has been a Venture Partner with Alloy Ventures, an early-stage venture capital firm, since 1996. From January 1988 to January 1996, Mr. Pidwell was President and Chief Executive Officer of Rasna Corporation, a software company. Mr. Pidwell holds a B.S. degree in electrical engineering and an M.S.I.S.E. degree in computer systems engineering from Ohio University and has completed three years of work at Stanford University on a Ph.D. in engineering economic systems. Mr. Pidwell also serves on the Board of Directors of a number of privately-held companies.
Sohaib Abbasi	51	Chairman and Chief Executive Officer of the Company.
		Mr. Abbasi has served as the Chief Executive Officer and President of the Company since July 2004, and Chairman of the Board since March 2005. Mr. Abbasi has been a Director of the Company since February 2004. From 2001 to 2003, Mr. Abbasi was Senior Vice President, Oracle Tools Division and Oracle Education at Oracle Corporation, which he joined in 1982. From 1994 to 2000, he was Senior Vice President, Oracle Tools Product Division at Oracle Corporation. Mr. Abbasi graduated with honors from the University of Illinois at Urbana-Champaign in 1980, where he earned both a B.S. and an M.S. degree in computer science.
Geoffrey W. Squire,OBE	60	Chairman, The Innovation Group plc and Kognitio Ltd.
		Mr. Squire has been a Director of the Company since October 2005. Mr. Squire is presently the Chairman of Kognitio, a provider of business intelligence services, and of UK-based public company, The Innovation Group, a provider of business services to the global insurance community. From April 1997 to June 2005, Mr. Squire was Vice Chairman of VERITAS, a storage solutions software company. From June 1995 to April 1997, Mr. Squire was CEO of OpenVision, a systems management software company. Prior to OpenVision, Mr. Squire was responsible for the launch of Oracle UK, and served as the CEO of Oracle Europe and President of Oracle Worldwide Operations. A former president of the UK Computing Services & Software Association and the European Information Services Association, Mr. Squire holds an honorary doctorate from Oxford Brookes University and was awarded an Officer of the Order of the British Empire for his contributions to the information industry. Mr. Squire also serves on the Board of Directors of a number of privately-held companies.

Incumbent Class I Directors Whose Term Expires in 2010

		Principal Occupation and
Name	Age	Business Experience

Janice D. Chaffin	53	Group President, Consumer Business Unit, Symantec Corp.
		Ms. Chaffin has been a Director of the Company since December 2001. From April 2007 to the present, Ms. Chaffin has served as Group President of the Consumer Business Unit at Symantec Corporation, an internet security and storage company. From May 2003 to March 2007, Ms. Chaffin has served as Chief Marketing Officer at Symantec Corporation. From July 1981 to May 2003, Ms. Chaffin was employed at Hewlett-Packard Company, a technology solutions company, where her last position was Vice President. Ms. Chaffin holds a B.A. from the University of California, San Diego, and an M.B.A. from the University of California, Los Angeles.
Carl J. Yankowski	59	Chief Executive Officer, Ambient Devices, Inc.
		Mr. Yankowski has been a Director of the Company since July 2003. From August 2007 to the present, Mr. Yankowski has served as the Chief Executive Officer of Ambient Devices, Inc. From November 2001 to the present, Mr. Yankowski has served as a principal at Westerham Group, a management and consulting company. From March 2002 to June 2006, Mr. Yankowski served as Executive Chairman of CRF, Inc., a leading electronic patient diaries company. From August 2004 to July 2005, Mr. Yankowski served as Chairman and Chief Executive Officer of Majesco Entertainment, a provider of diversified applications and content for digital entertainment platforms. From November 1999 to November 2001, he served as Chief Executive Officer of Palm, Inc., a handheld devices and solutions company. Prior to that, he was Chief Executive Officer of Reebok Brand at Reebok International, a sports footwear and apparel company, and President and COO of Sony Electronics. Mr. Yankowski holds two B.S. degrees in electrical engineering and management from Massachusetts Institute of Technology. Mr. Yankowski also served on the Board of Directors of Novell from June 2001 to February 2003, and currently serves on the Board of Directors of UniPixel and several privately-held companies.
Charles J. Robel	58	Retired Partner, PricewaterhouseCoopers. Mr. Robel has been a Director of the Company since November 2005. From June 2000 to December 2005, Mr. Robel was a general partner and Chief of Operations for Hummer Winblad Venture Partners. From January 1974 to May 2000, Mr. Robel was a Partner with PricewaterhouseCoopers, LLP. From mid 1995 to May 2000, Mr. Robel led PricewaterhouseCoopers’ High Technology Transaction Services Group in Silicon Valley where he advised on strategy, valuation and structuring for mergers and acquisitions. From May 1985 to mid 1995, Mr. Robel was the Partner in charge of the Software Industry Group at PricewaterhouseCoopers, LLP in Silicon Valley, and prior to that, Mr. Robel was with PricewaterhouseCoopers, LLP in Los Angeles and Phoenix. Mr. Robel holds a B.S. degree in accounting from Arizona State University. Mr. Robel serves on the Board of Directors of Autodesk, Inc., DemandTec, Inc. and McAfee, Inc. He serves as the Chairman of the Board of McAfee and Chairman of the Audit Committee of DemandTec, as well as serving as a member of the Audit Committee at both McAfee and Autodesk. He also serves on the Board of one privately held company.

Board Meetings and Committees

During 2007, the Board of Directors held five meetings (including regularly scheduled and special meetings), and no directors attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he or she was a member.

The Board of Directors currently has four standing committees: an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Strategy Committee.

Audit Committee.  The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently consists of Messrs. Seawell, Yankowski and Robel, each of whom is “independent,” as such term is defined for audit committee members by the listing standards of The NASDAQ Stock Market. The Board of Directors has determined that each of Messrs. Seawell, Yankowski and Robel is an “audit committee financial expert” as defined under the rules of the Securities Exchange Commission (the “SEC”). Mr. Seawell is the Chairman of the Audit Committee. The Audit Committee met nine times in 2007. The Audit Committee (1) provides oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, (2) assists the Board of Directors in oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, and the Company’s internal accounting and financial controls, and (3) provides to the Board of Directors such information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, which is available in the “Investor Relations” section of the Company’s website at http://www.informatica.com.

Compensation Committee.  The Compensation Committee currently consists of Ms. Chaffin and Messrs. Pidwell and Sullivan, each of whom is “independent” as defined in the listing standards of The NASDAQ Stock Market. Mr. Pidwell is the chairman of the Compensation Committee. During 2007, Mr. Yankowski was a Committee member but in January 2008, Mr. Sullivan succeeded Mr. Yankowski as a Committee member when Mr. Sullivan became a director. The Compensation Committee met nine times in 2007. In addition to holding regular meetings, the Compensation Committee took action by written consent at various times during the course of 2007. The Compensation Committee reviews and approves the compensation and benefits for the Company’s executive officers, administers the Company’s stock plans and performs such other duties as may from time to time be determined by the Board of Directors. The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors, which is available in the “Investor Relations” section of the Company’s website at http://www.informatica.com.

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee currently consists of Messrs. Robel, Pidwell and Seawell, each of whom is “independent” as defined in the listing standards of The NASDAQ Stock Market. Mr. Robel is currently the chairman of the Corporate Governance and Nominating Committee. During 2007, Mr. Bertelsen was the chairman but in January 2008, Mr. Robel succeeded Mr. Bertelsen as chairman of the Committee. In February 2008, the Committee recommended that Mr. Sullivan succeed Mr. Seawell on the Committee, subject to the approval of the full Board. The Corporate Governance and Nominating Committee acted by unanimous written consent in March 2007 and met in October 2007 and February 2008. This committee is responsible for making recommendations to the Board on matters concerning corporate governance, evaluating and recommending candidates for election to the Board of Directors, reviewing and making recommendations regarding the composition and mandate of Board committees, developing overall governance guidelines, and overseeing the performance and compensation of the Board of Directors. It is the policy of the Corporate Governance and Nominating Committee to consider recommendations of candidates for the Board of Directors submitted by the stockholders of the Company; for more information see the discussion in “Corporate Governance Matters.” The Corporate Governance and Nominating Committee acts pursuant to a written charter adopted by the Board of Directors, which is available in the “Investor Relations” section of the Company’s website at http://www.informatica.com.

Strategy Committee.  The Strategy Committee was established in January 2006 and currently consists of Ms. Chaffin and Messrs. Robel and Squire, each of whom is “independent” as defined in the listing standards of The NASDAQ Stock Market. Mr. Squire is the Chairman of the Strategy Committee. This committee is responsible for assisting the Company’s Board of Directors and management to oversee the Company’s strategic plans. It is the committee’s practice to meet quarterly in tandem with the Board’s regularly scheduled quarterly meetings.

Lead Independent Director.  Mr. Pidwell was appointed Lead Independent Director in March 2005, whereby he serves as a liaison between management and the other non-employee directors. As Lead Independent Director, Mr. Pidwell will, among other things, schedule and chair meetings of the independent directors, communicate with the Chairman and Chief Executive Officer and raise issues with management on behalf of the independent directors when appropriate. In addition, the independent directors may hold a closed session at regularly scheduled Board meetings.

Director Compensation

Cash Compensation.  In 2007, non-employee members of the Board of Directors received (1) an annual retainer of $35,000, paid quarterly at the rate of $8,750 per quarter; (2) $15,000 paid quarterly at the rate of $3,750 per quarter for the Lead Independent Director (for 2007, Mr. Pidwell); (3) $15,000 per year for each member of the Audit Committee (or $20,000 if such member is the chairperson); (4) $10,000 per year for each member of the Compensation Committee (or $15,000 if such member is the chairperson); (5) $5,000 per year for each member of the Corporate Governance and Nominating Committee ($10,000 if such member is the chairperson) and (6) $5,000 per year for each member of the Strategy Committee ($10,000 if such member is the chairperson).

Non-Employee Director Option Grants.  Non-employee directors are eligible to receive options to purchase the Company’s Common Stock pursuant to the Company’s 1999 Non-Employee Director Stock Incentive Plan (the “1999 Director Plan”), which provides for annual automatic grants of non-statutory stock options to continuing non-employee directors. Under the 1999 Director Plan, each non-employee director is automatically granted a non-statutory stock option grant of 60,000 shares of the Company’s Common Stock upon his or her initial election to the Board of Directors (“Initial Grant”). Immediately following each annual stockholders’ meeting, each non-employee director who continues to serve as a non-employee director following such annual meeting is automatically granted a non-statutory stock option to purchase 25,000 shares of the Company’s Common Stock (“Subsequent Grant”), as long as the director had been a non-employee director for at least six months prior to such annual meeting of stockholders. All options automatically granted to non-employee directors have an exercise price equal to 100% of the fair market value on the date of grant. One third of the shares subject to the Initial Grant vests and becomes exercisable one year after the grant date and the remaining shares subject to the Initial Grant vest in equal monthly installments over the following 24-month period, such that the option is fully exercisable three years after its date of grant. Each Subsequent Grant vests and becomes 100% exercisable one year after the date such option is granted. In 2007, each of Ms. Chaffin and Messrs. Bertelsen, Pidwell, Seawell, Yankowski, Robel and Squire received Subsequent Grants. In 2007, the options in the 1999 Director Plan were exhausted and thus the options for the directors are now granted from the Company’s 1999 Stock Incentive Plan under the same terms and conditions as those in the 1999 Director Plan.

The following director compensation table includes the compensation elements that were earned by the Company’s directors for the 2007 Fiscal Year.

DIRECTOR COMPENSATION — FISCAL YEAR 2007 (1)

					Change in
					Pension
					Value and
					Non-Qualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Options	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)(9)	($)	($)	($)	($)

Mark Bertelsen	45,000(2)	—	131,086	—	—	—	176,086
Janice Chaffin	50,000(3)	—	131,086	—	—	—	181,086
David Pidwell	70,000(4)	—	131,086	—	—	—	201,086
Charles Robel	55,000(5)	—	219,297	—	—	—	274,297
Brooke Seawell	60,000(6)	—	131,086	—	—	—	191,086
Geoff Squire	45,000(7)	—	215,334	—	—	—	260,334
Carl Yankowski	60,000(8)	—	131,086	—	—	—	191,086

(1)	Mr. Sohaib Abbasi is a director on the Company’s Board of Directors but he does not receive any compensation for such service beyond his compensation as an officer of the Company. Mr. Abbasi’s compensation as an officer is listed in the Summary Compensation Table. Mr. Sullivan joined the Board of Directors in January 2008 and as such did not receive any compensation in the 2007 Fiscal Year.

(2)	Mr. Bertelsen was the chair of the Corporate Governance and Nominating Committee during 2007.

(3)	Ms. Chaffin is a member of the Compensation Committee and the Strategy Committee.

(4)	Mr. Pidwell is the chair of the Compensation Committee and a member of the Corporate Governance and Nominating Committee. Mr. Pidwell is also the Lead Independent Director.

(5)	Mr. Robel is a member of the Audit Committee and the Strategy Committee. In 2008, Mr. Robel is the chair of the Corporate Governance and Nominating Committee.

(6)	Mr. Seawell is the chair of the Audit Committee and in 2007 was a member of the Corporate Governance and Nominating Committee.

(7)	Mr. Squire is the chair of the Strategy Committee.

(8)	Mr. Yankowski is a member of the Audit Committee and in 2007 was a member of the Compensation Committee.

(9)	These amounts reflect the 2007 SFAS No. 123(R) “Share-Based Payment” (“FAS 123(R)”) compensation cost incurred by the Company for all stock options granted prior to and including 2007 to the particular director and do not correspond to the actual value that could or will be recognized by the particular individual. Please refer to Note 2 in the Company’s report on Form 10-K for the year ended December 31, 2007 for the Company’s assumptions related to the FAS 123(R) share-based payment cost calculations. The calculations reflected in this table do not include any forfeiture rate estimates. The grant date fair value of each of the grants to the directors in 2007 (each received an option for 25,000 shares on May 17, 2007) was $120,818. As of December 31, 2007, the aggregate number of shares under options held by each director were: (1) Mark Bertelsen — 120,000 shares; (2) Janice Chaffin — 100,000 shares; (3) David Pidwell — 120,000 shares; (4) Chuck Robel — 110,000 shares; (5) Brooke Seawell -180,000 shares; (6) Geoff Squire — 110,000 shares; and (7) Carl Yankowski — 100,000 shares.

Corporate Governance Matters

Code of Business Conduct.  The Company has adopted a Code of Business Conduct that applies to all of the Company’s directors, officers (including the Company’s principal executive officer and senior financial and accounting officers), and employees. You can find the Code of Business Conduct in the “Investor Relations” section of the Company’s website at http://www.informatica.com. The Company posts any amendments to the Code of Business Conduct, as well as any waivers, that are required to be disclosed by the rules of either the SEC or The

NASDAQ Stock Market on the website. In addition, in late 2007 the Company introduced company-wide ethics training and achieved completion of initial training by February 2008.

Independence of the Board of Directors.  The Board of Directors has determined that, with the exception of Sohaib Abbasi, who is the Chief Executive Officer and President of Informatica, all of its members are “independent directors” as defined in the listing standards of The NASDAQ Stock Market. In making this determination, the Board considered that Mark A. Bertelsen is a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”). During fiscal 2007, WSGR provided legal services to the Company of approximately $0.8 million which represented less than one percent of WSGR’s revenues. The Company believes the services performed by WSGR were provided in the ordinary course of business on terms no more or less favorable than those available from unrelated parties.

Contacting the Board of Directors.  Stockholders and other individuals may communicate with the Board of Directors by submitting either an e-mail to board@informatica.com or a written communication addressed to the Board of Directors (or specific board member), Informatica Corporation, 100 Cardinal Way, Redwood City, California 94063. E-mail communications that are intended for a specific director should be sent to the e-mail address above to the attention of the applicable director.

Attendance at annual stockholder meetings by the Board of Directors.  Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders, the Company encourages, but does not require, directors to attend. Three directors attended the Company’s 2007 annual meeting of stockholders.

Process for recommending candidates for election to the Board of Directors.  The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Informatica Corporation, Corporate Secretary, 100 Cardinal Way, Redwood City, CA 94063 and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, and evidence of the nominating person’s ownership of the Company’s Common Stock.

The Committee’s general criteria and process for evaluating and identifying the candidates that it recommends to the full Board of Directors for selection as director nominees, are as follows:

•	The Committee regularly reviews the current composition and size of the Board of Directors.

•	In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers (1) the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors, (2) such factors as personal character, judgment, expertise, business experience, length of service, independence and other commitments, and (3) such other factors as the Committee may consider appropriate.

•	While the Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business, government or academia, (4) possesses strong aptitude for technology, including their understanding of the enterprise software industry and Informatica’s business in particular, (5) have qualifications that will increase overall Board effectiveness and (6) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•	In evaluating and identifying candidates, the Committee has the authority to retain third-party search firms with regard to candidates who are properly recommended by stockholders or by other means. The Committee will review the qualifications of any such candidate. This review may, in the Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Committee deems necessary or proper.

•	The Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board of Directors to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•	After completing its review and evaluation of director candidates, the Committee recommends to the full Board of Directors the director nominees for selection.

PROPOSAL TWO

APPROVAL OF ADOPTION OF
COMPANY EMPLOYEE STOCK PURCHASE PLAN

The Company has adopted a new Employee Stock Purchase Plan (the “Plan”) effective May 22, 2008, subject to the approval by the stockholders. The following paragraphs provide a summary of the principal features of the Plan and its operation. The Plan is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A.

The Board of Directors recommends a vote “FOR” this proposal.

Purpose

The purpose of the Plan is to provide eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of Common Stock of the Company through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended. The Company previously adopted an Employee Stock Purchase Plan and eligible Company employees have participated in that plan since April 1999. However, that plan is scheduled to expire in March 2009. Accordingly, the Company is asking stockholders to approve the Plan so that the Company can continue to have an Employee Stock Purchase Plan to help the Company attract, retain and motivate employees through stock ownership.

Overview

The number of shares in the Plan would be less than ten percent of the Company’s shares currently outstanding and the term of the Plan shall be ten years. In keeping with the terms of the current Plan, the enrollment periods of the new Plan initially shall be set at six months by the Compensation Committee (though the Plan allows for up to 27 month duration for such periods). The purchase price shall be 85% of the lower of (1) the stock’s market value on the first day of the enrollment period, or (2) the stock’s market value on the purchase date at the end of the enrollment period. The Plan initially will operate with the following limits: (a) a limit on payroll deductions for participation of ten percent per year per participant; (b) a monetary per person limit on annual contributions (purchases cannot exceed $25,000 of Common Stock (based on market value on the applicable enrollment date(s)); and (c) a per person limit on total shares purchased during any enrollment period of 5,000 shares.

Eligibility to Participate

Most employees of the Company and its participating subsidiaries are eligible to participate in the Plan. However, an employee is not eligible if he or she has the right to acquire five percent or more of the voting stock of the Company or of any subsidiary of the Company. Also, the Compensation Committee has discretion to exclude any employee who normally is scheduled to work less than or equal to twenty hours per week or five months per calendar year, who have worked for the Company for less than two years, or who is an officer or other highly compensated employee. Approximately all full-time employees currently in locations where such participation is not limited by local rules are expected to be eligible to participate in the Plan.

Administration, Amendment and Termination

The Compensation Committee administers the Plan. The members of the Compensation Committee serve at the pleasure of the Board. Subject to the terms of the Plan, the Compensation Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the Plan. The Compensation Committee also may establish a waiting period (not to exceed two years) before new employees may become eligible for the Plan. The Compensation Committee may make whatever rules, interpretations, and computations, and take any other actions to administer the Plan that it considers appropriate to promote the Company’s best interests, and to ensure that the Plan remains qualified under Section 423 of the Internal Revenue Code. The Compensation Committee may delegate one or more of its duties in the administration of the Plan. The Compensation Committee or the Company’s Board of Directors may amend or terminate the Plan at any time and for any reason. However, as required by Section 423 of the Internal Revenue Code, certain material amendments must be approved by the Company’s shareholders. Unless terminated sooner by the Compensation Committee or the Board, the Plan will expire May 21, 2018.

Number of Shares of Common Stock Available under the Plan

A maximum of eight million eight hundred fifty thousand (8,850,000) shares of Common Stock will be available for issuance pursuant to the Plan. Shares sold under the Plan may be newly issued shares or treasury shares. In the event of any stock split, dividend, distribution or other change in the capital structure of the Company, appropriate adjustments will be made in the number, kind and purchase price of the shares available for purchase under the Plan.

Enrollment and Contributions

Eligible employees voluntarily elect whether or not to enroll in the Plan. It is expected that employees initially will join for an enrollment period of six months. Employees who previously joined the Plan automatically are re-enrolled for additional rolling six month periods; provided, however, that an employee may cancel his or her enrollment at any time (subject to Plan rules). Employees contribute to the Plan through payroll deductions. Participating employees generally may contribute up to 10% of their eligible compensation through after-tax payroll deductions. From time to time, the Compensation Committee may establish a different maximum permitted contribution percentage, change the definition of eligible compensation, or change the length of the enrollment periods (but in no event may any enrollment period exceed 27 months). After an enrollment period has begun, an employee may decrease his or her contribution percentage (subject to Plan rules).

Purchase of Shares

On the last business day of each enrollment period, the Company uses each participating employee’s payroll deductions to purchase shares of Common Stock for the employee. The price of the shares purchased will be determined under a formula established in advance by the Compensation Committee. However, in no event may the purchase price be less than 85% of the lower of (1) the stock’s market value on the first day of the enrollment period, or (2) the stock’s market value on the purchase date. Market value under the Plan means the closing price of the Common Stock on NASDAQ for the day in question. On any purchase date, no participant may purchase more than 5,000 shares. In any single year, no employee may purchase more than $25,000 of Common Stock (based on market value on the applicable enrollment date(s)). The Compensation Committee also has discretion to set a different limit on the number of shares that may be purchased on any purchase date, to set a lower (but not higher) limit on the dollar value of shares that may be purchased, and to change the dates on which shares are purchased.

Termination of Participation

Participation in the Plan terminates when a participating employee’s employment with the Company ceases for any reason, the employee withdraws from the Plan, or the Company terminates or amends the Plan such that the employee no longer is eligible to participate.

Number of Shares Purchased by Certain Individuals and Groups

Given that the number of shares that may be purchased under the Plan is determined, in part, on the stock’s market value on the first and last day of the enrollment period and given that participation in the Plan is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable. For illustrative purposes, the following table sets forth (a) the number of shares of the Company’s Common Stock that were purchased during 2007 under the Company’s existing Employee Stock Purchase Plan, and the (b) average price per share purchase price paid for such shares.

		Average
	Number of Shares	per Share
Name of Individual or Group	Purchased	Purchase Price(2)

Sohaib Abbasi	1,789	$10.80
Chairman & Chief Executive Officer
Earl Fry Chief Financial Officer, Executive Vice President and Secretary	1,802	$10.79
Girish Pancha	—	—
Executive Vice President and General Manager, Data Integration
Paul Hoffman	3,230	$6.58
Executive Vice President, Worldwide Field Operations
Brian Gentile	—	—
Former Executive Vice President, Chief Marketing Officer
All NEOs, as a group	6,821	$8.80
All directors who are not NEOs, as a group(1)	—	—
All employees who are not NEOs, as a group	727,340	$10.17

(1)	Directors who are not employees of the Company are not eligible to participate in the existing Employee Stock Purchase Plan.

(2)	The average per share purchase prices vary according to the particular enrollment period the participant participated in based upon the date of his or her initial participation in the ESPP. Prior to 2006, the existing ESPP had 24 month enrollment periods and as such, the pricing could differ from period to period as the pricing would be reset upon the commencement of a new 24 month period after the completion of a particular 24 month period.

Tax Aspects

Based on management’s understanding of current federal income tax laws, the United States federal tax consequences of the purchase of shares of common stock under the Plan are generally as follows. An employee will not have taxable income when the shares of common stock are purchased for him or her, but the employee generally will have taxable income when the employee sells or otherwise disposes of stock purchased through the Plan. For shares that the employee does not dispose of until more than 24 months after the applicable enrollment date and more than 12 months after the purchase date (the “holding period”), gain up to the amount of the discount (if any) from the market price of the stock on the enrollment date (or re-enrollment date) is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the holding period, the employee sells the stock for less than the purchase price, the difference is a long-term capital loss. Shares sold within the holding period are taxed at ordinary income rates on the amount of discount received from the stock’s market price on the purchase date. Any additional gain (or loss) is taxed to the stockholder as long-term or short-term capital gain (or loss). The purchase date begins the period for determining whether the gain (or loss) is short-term or long-term. The Company may deduct for federal income tax purposes an amount equal to the ordinary income an employee must recognize when he or she disposes of stock purchased under the Plan within the holding period (subject to the deduction limitations of Code Section 162(m), which may affect certain officers). The Company may not deduct any amount for shares disposed of after the holding period. Other tax consequences will be governed by the applicable local rules in the particular office location.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP (“E&Y”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If the stockholders do not ratify the appointment of E&Y, the Audit Committee may reconsider its selection.

E&Y has audited the Company’s financial statements since the Company’s inception. A representative of E&Y is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” this proposal.

Accounting Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by E&Y for fiscal years 2006 and 2007.

	Fiscal Year
	2006	2007

Audit Fees(1)	$1,796,000	$1,769,000
Audit-Related Fees(2)	499,000	224,000
Tax Fees(3)	1,609,000	1,621,000
All Other Fees	—	—

Total	$3,904,000	$3,614,000

(1)	Audit fees are for professional services rendered for the audit of the Company’s annual financial statements and reviews of its quarterly financial statements. This category also includes fees for international statutory audits, consents, assistance with and review of documents filed with the SEC, attest services, work done by tax professionals in connection with the audit or quarterly reviews and attestation-related services in connection with Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”).

(2)	These are fees for assurance and related services performed by E&Y that are reasonably related to the performance of the audit or review of Informatica’s financial statements, which include fees for accounting consultations, internal control reviews and attest services not required by statute or regulation. The decrease in fees from $499,000 in 2006 to $224,000 in 2007 was primarily due to consulting services related to the issuance of Convertible Senior Notes in 2006.

(3)	These are fees for professional services performed by E&Y with respect to tax compliance and tax planning and advice. Tax compliance includes preparation of original and amended tax returns for the Company, refund claims, tax payment planning and tax audit assistance. Tax compliance fees totaled $660,000 and $1,156,000 for fiscal years 2006 and 2007, respectively. The increase in compliance fees in 2007 compared to 2006 was due to an increase in the size and complexity of the Company as well as its profitability. Tax planning and advice includes tax strategy planning and modeling, merger and acquisition related projects, intellectual property tax issues, intercompany and transfer pricing design and foreign employee tax matters. Tax planning and advice totaled $949,000 and $465,000 for fiscal years 2006 and 2007, respectively. The decrease in tax planning and advice fees in 2007 compared to 2006 was primarily due to the 2006 acquisitions and another significant project that was completed in 2006.

Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services provided by E&Y to the Company must be pre-approved by the Audit Committee. The Audit Committee utilizes the following procedures in pre-approving all audit and non-audit services provided by E&Y. At or before the second meeting of the Audit Committee each year, the Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by E&Y during the year. On an as-needed basis, during subsequent Audit Committee meetings throughout the year, the Audit Committee is presented with an updated listing of approved services highlighting any new audit and non-audit services to be provided by E&Y. The Audit Committee reviews these listings and approves the services outlined therein if such services are acceptable to the Audit Committee.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chairman of the Audit Committee the authority to amend or modify the list of audit and non-audit services and fees; provided, however, that such additional or amended services may not affect E&Y’s independence under applicable SEC rules. The Chairman reports any such action taken to the Audit Committee at the subsequent Audit Committee meeting.

All E&Y services and fees in 2006 and 2007 were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. The independent registered public accounting firm, E&Y, is responsible for auditing these financial statements and performing an attestation of the Company’s internal controls. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare or certify the Company’s financial statements or guarantee the audits or reports of the independent auditors. These are the fundamental responsibilities of Company management and the independent auditors. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with the independent registered public accounting firm and management;

•	discussed with Company’s management and the independent registered public accounting firm the evaluation of the Company’s internal controls and the audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002;

•	discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect; and

•	received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent registered public accounting firm their independence.

Based upon the reviews and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

A. Brooke Seawell
Carl J. Yankowski
Charles J. Robel

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of Informatica’s Common Stock as of March 1, 2008 for the following: (1) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s Common Stock; (2) each of the Company’s directors; (3) each of the executive officers named in the Summary Compensation Table; and (4) all directors and current executive officers of the Company as a group.

		Percentage
	Common Stock	Beneficially
Name	Beneficially Owned(1)	Owned(1)(2)

Columbia Wanger Asset Management(3)	5,524,100	6.3%
227 West Monroe Street, Suite 3000 Chicago, Illinois 60606
Barclays Global Investors(3)	4,882,682	5.6%
45 Fremont Street, 17th Floor San Francisco, California 94105
Sohaib Abbasi(4)	3,055,101	3.5%
David W. Pidwell(5)	358,880	*
A. Brooke Seawell(6)	85,000	*
Janice D. Chaffin(7)	73,750	*
Mark A. Bertelsen(8)	105,000	*
Carl J. Yankowski(9)	70,834	*
Geoffrey W. Squire(10)	174,950	*
Charles J. Robel(11)	33,275	*
Godfrey R. Sullivan(12)	5,500	*
Earl E. Fry(13)	1,351,217	1.5%
Girish Pancha(14)	590,224	*
Paul Hoffman(15)	241,558	*
Brian Gentile(16)	51,250	*
All directors and current executive officers as a group (12 persons)(17)	6,145,289	6.9%

*	Less than one percent.

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares of Common Stock that the individual has the right to acquire within 60 days of March 1, 2008 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(2)	The total number of shares of Common Stock outstanding as of March 1, 2008 was 88,500,388.

(3)	This information was obtained from filings made with the SEC pursuant to Section 13(g) of the Exchange Act reflecting share ownership and percentage ownership as of December 31, 2007.

(4)	Includes 2,899,164 shares subject to options exercisable within 60 days of March 1, 2008.

(5)	Includes 95,000 shares subject to options exercisable within 60 days of March 1, 2008. Also includes 263,880 shares held of record by the Pidwell Family Living Trust dated June 25, 1987, of which Mr. Pidwell is trustee.

(6)	Includes 75,000 shares subject to options exercisable within 60 days of March 1, 2008.

(7)	Includes 68,750 shares subject to options exercisable within 60 days of March 1, 2008.

(8)	Includes 95,000 shares subject to options exercisable within 60 days of March 1, 2008.

(9)	Consists solely of shares subject to options exercisable within 60 days of March 1, 2008.

(10)	Includes 74,950 shares subject to options exercisable within 60 days of March 1, 2008.

(11)	Consists solely of shares subject to options exercisable within 60 days of March 1, 2008.

(12)	Does not include any options exercisable within 60 days of March 1, 2008.

(13)	Includes 1,327,041 shares subject to options exercisable within 60 days of March 1, 2008.

(14)	Consists solely of shares subject to options exercisable within 60 days of March 1, 2008.

(15)	Includes 230,206 shares subject to options exercisable within 60 days of March 1, 2008.

(16)	Consists solely of shares subject to options exercisable within 60 days of March 1, 2008. Mr. Gentile resigned from the Company in December 2007.

(17)	Includes 5,559,444 shares subject to options exercisable within 60 days of March 1, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s executive officers and directors, and certain persons who own more than 10% of a registered class of the Company’s equity securities (“10% Stockholders”), to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed during 2007, the Company believes that its executive officers, directors and 10% Stockholders have complied with all Section 16(a) filing requirements applicable to them except that one Form 4 filing covering two transactions (an option exercise and stock sale) by Carl J. Yankowski was inadvertently filed late.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee is currently composed of Ms. Chaffin and Messrs. Pidwell and Sullivan. No interlocking relationship exists between any member of the Company’s Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company.

TRANSACTIONS WITH MANAGEMENT

Policies and Procedures for the Review and Approval of Related Person Transactions

Pursuant to the charter of the Company’s Audit Committee, the Audit Committee reviews and approves in advance any proposed related person transactions. In addition, in accordance with the Company’s Code of Business Conduct, directors, officers and employees should generally avoid conducting Informatica business in which a family member is associated in any significant role, or with other related parties. Related person transactions will be disclosed in the applicable SEC filing as required by the rules of the SEC. For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K promulgated by the SEC. The individuals and entities that are considered “related persons” include:

•	Directors, nominees for director and executive officers of the Company;

•	Any person known to be the beneficial owner of five percent or more of the Company’s common stock (a “5% Stockholder”); and

•	Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer and 5% Stockholder.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2007 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans.

				Number of Securities
				Remaining Available
				for Future Issuance
	Number of Securities to		Weighted-Average	Under Equity
	be Issued Upon Exercise		Exercise Price of	Compensation Plans
	of Outstanding Options,		Outstanding Options,	(Excluding Securities
Plan Category(1)	Warrants and Rights(a)		Warrants and Rights	Reflected in Column(a))

Equity compensation plans approved by stockholders	17,004,318		$10.13	21,717,288	(2)
Equity compensation plans not approved by stockholders	330,927	(3)	$5.86	780,551	(4)

Total	17,335,245		$10.05	22,497,839

(1)	See Note 2 to Notes to Consolidated Financial Statements, contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for a description of the terms of the Company’s equity compensation plans.

(2)	Includes 13,439,938 shares of Common Stock reserved for issuance under the Company’s 1999 Stock Incentive Plan and 1999 Non-Employee Director Stock Incentive Plan and 8,277,350 shares of Common Stock reserved for issuance under the Company’s 1999 Employee Stock Purchase Plan. The Company’s 1999 Stock Incentive Plan incorporates an evergreen formula pursuant to which on January 1 of each year, the aggregate number of shares of Common Stock reserved for issuance under the 1999 Stock Incentive Plan will increase by a number of shares equal to the lesser of (i) 5% of the total amount of fully diluted Common Stock shares outstanding as of that date, (ii) 16,000,000 shares or (iii) a lesser number of shares determined by the administrator of the 1999 Stock Incentive Plan. The Company’s 1999 Employee Stock Purchase Plan additionally incorporates an evergreen formula pursuant to which on January 1 of each year, the aggregate number of shares of Common Stock reserved for issuance will increase by a number of shares equal to the lesser of (i) 2% of the total amount of fully diluted Common Stock shares outstanding as of that date or (ii) 6,400,000 shares. For purposes of determining the number of shares outstanding as of January 1, all outstanding classes of securities of the Company, convertible notes, warrants, options and any other awards granted under the 1999 Stock Incentive Plan that are convertible or exercisable presently or in the future by the holder into shares of Common Stock shall be deemed to be outstanding. This number does not include 5,162,619 and 2,065,048 shares which were added, pursuant to the evergreen formula, to the shares reserved for issuance under the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan, respectively, on January 1, 2008.

(3)	Includes outstanding options to purchase (i) 52,795 shares of Common Stock at a weighted-average exercise price of $2.74 granted under Itemfield, Inc.’s stock option plan, which Informatica assumed in connection with the acquisition of Itemfield in December 2006, (ii) 43,653 shares of Common Stock at a weighted-average exercise price of $1.08 granted under Similarity’s Vector Technologies (SivTech) Limited’s stock option scheme, which Informatica assumed in connection with the acquisition of Similarity Systems Limited in January 2006, (iii) 38,496 shares of Common Stock at a weighted-average exercise price of $0.78 granted under Striva Corporation’s stock option plan, which Informatica assumed in connection with the acquisition of Striva in September 2003, and (iv) 9,546 shares of Common Stock at a weighted-average exercise price of $8.38 granted under Zimba Corporation’s stock option plan, which Informatica assumed in connection with the acquisition of Zimba in August 2000. The Company did not reserve the right to make subsequent grants or awards under any of the aforementioned plans. In addition, this number includes options to purchase 186,437 shares of Common Stock at a weighted-average exercise price of $8.78 granted by Informatica under the 2000 Employee Stock Incentive Plan described below.

(4)	Represents shares of Common Stock available for future issuance under the 2000 Employee Stock Incentive Plan.

2000 Employee Stock Incentive Plan

In January 2000, the Board of Directors adopted the 2000 Employee Stock Incentive Plan (the “2000 Incentive Plan”), under which 1,600,000 shares were reserved for issuance. The 2000 Incentive Plan was not subject to stockholder approval. Under the 2000 Incentive Plan, eligible employees and consultants may be awarded stock options, stock appreciation rights, restricted shares and stock units. No stock options, stock appreciation rights, restricted shares or stock units from the 2000 Incentive Plan may be granted to directors or executive officers of the Company. The 2000 Incentive Plan was intended to help the Company attract and retain outstanding individuals in order to promote the Company’s success. The 2000 Incentive Plan does not provide for the grant of incentive stock options. The exercise price for non-qualified options may not be less than 85% of the fair value of the Common Stock at the option grant date. Even so, the Company has not granted and has no intention of granting any discounted options under this Plan. The 2000 Incentive Plan is administered by the Compensation Committee of the Board of Directors. Options granted are exercisable over a maximum term of ten years from the date of grant and generally vest over a period of four years from the date of grant.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

This section discusses the principles underlying the Company’s executive compensation programs, policies and decisions and important factors relevant to an analysis of these programs, policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by the Company’s Chief Executive Officer, Chief Financial Officer and three other named executive officers (collectively referred to as “NEOs”) listed in the Summary Compensation Tables and the related tables below.

Philosophy of Compensation Programs

The principal objective of the Company’s compensation programs is to attract and retain top-tier talent and to motivate and reward employees who continually drive strong results for the Company and its stockholders. The Company’s compensation philosophy, and the programs adopted in accordance with that philosophy, is driven by the belief that employee performance and success will result in economic growth for the Company, which will have the effect of increasing stockholder value.

The Company’s executives are compensated under the same programs as employees at other levels within the organization, although certain executive compensation elements are more heavily weighted towards overall Company performance as compared to achievement of individual objectives. Rewarding strong performance and contribution, regardless of seniority within the Company, is an important part of the Company’s culture and core values.

A significant portion of the executive officers’ compensation is directly tied to Company performance, ensuring that executive compensation, the Company’s financial results and stockholder value are properly aligned. The Company maintains a balance between short-term and long-term performance by rewarding executive officers both on the achievement of the Company’s current business plan objectives, as well as on the achievement of long-term growth and profitability and improvement in stockholder value.

The elements of the Company’s compensation programs which are described below are designed to work together to:

•	attract, retain, and motivate highly qualified executives and individual employees to help the Company achieve its strategic objectives;

•	ensure alignment of individual performance with the Company’s short-term and long-term goals; and

•	reward individuals for strong performance.

The compensation package the Company offers to its employees directly reflects the Company’s culture and core values including the importance the Company places on its employees. The Company considers its employees as a primary asset and structures its compensation programs to reward and retain that talent, to emphasize organizational and personal development and to instill a sense of ownership and commitment to results.

The Company considers each of the following components as an integral part of the overall total compensation package:

•	base salary;

•	non-equity — cash incentives;

•	equity-based long-term incentives, and

•	benefits.

The Compensation Committee considers each of the above items in determining the compensation package for each executive officer. Further detail on each component is provided in the section “Components of Compensation Package and 2007 Evaluation” below.

Compensation Committee

The Company’s Compensation Committee, which serves at the discretion of the Company’s Board of Directors, is empowered to review and approve, or in certain circumstances recommend for the approval of the Board, the annual compensation for and compensation policies applicable to the Company’s executive officers, including the Company’s Chief Executive Officer.

The Compensation Committee:

•	provides oversight of the Company’s compensation policies, plans and benefits programs;

•	assists the Board in discharging its responsibilities relating to (i) oversight of the compensation of the Company’s Chief Executive Officer and other executive officers (including officers reporting under Section 16 of the Securities Exchange Act of 1934), and (ii) approving and evaluating the executive officer compensation plans, policies and programs of the Company; and

•	assists the Board in administering the Company’s equity compensation plans for its employees.

The Compensation Committee’s charter, which is approved by the Board, is available in the “Investor Relations” section of the Company’s website at http://www.informatica.com.

The Compensation Committee meets at least quarterly. Members of the Compensation Committee also meet with Company personnel as a part of the compensation planning and administration process throughout the year. In January, the Compensation Committee reviews and approves for all employees the compensation philosophy, option ranges for hiring and retention, bonus metrics and benefits, and also finalizes executive compensation plans for the upcoming year.

The Compensation Committee currently consists of Ms. Chaffin, Mr. Sullivan and Mr. Pidwell with Mr. Pidwell acting as the Committee Chairman. Each member is independent as that term is defined pursuant to the Compensation Committee’s charter in terms of the independence requirements of The NASDAQ Stock Market, the non-employee director definition under Section 16 of the Securities Exchange Act of 1934 and the outside director definition in Section 162(m) of the Internal Revenue Code of 1986. No Compensation Committee members are former or current officers or employees of Informatica or any of its subsidiaries.

The Compensation Committee consults with the Company’s human resources personnel, and when appropriate, with outside executive and employee compensation and benefits consultants, to assist in the evaluation of and recommendations related to the Company’s executive compensation program. In 2004, in connection with the recruitment and hiring of the Company’s current Chief Executive Officer, the Compensation Committee engaged Compensia, Inc. as an independent outside compensation consultant to advise the Compensation Committee on Chief Executive Officer compensation practices and policies. Since then, the Company and the Compensation Committee have retained Compensia in connection with reviews of the Company compensation programs and policies for the Company executives, the Board of Directors and the broader employee base. Compensia receives compensation from the Company on a fee-per-project basis. The Company also uses Radford Data to benchmark employee and executive compensation and reviews summaries of this data with the Compensation Committee.

Role of the Independent Compensation Consultant (Compensia)

Compensia is retained each year to analyze and benchmark the Company’s executives’ compensation package, including base salary, variable pay and equity awards. Additionally, they may be asked to review and benchmark the competitive structure of equity programs and benefits or severance provisions on an as needed basis.

The Compensation Committee and the Company’s human resources personnel meet annually to evaluate a group of software companies with Compensia and to select a sub-group of companies for further peer analysis. This peer group includes a blend of mid-size companies and larger companies serving the data integration market or adjacent markets, as well as comparably sized software companies. The list is reviewed each year and new companies are added as necessary to ensure a significant sample size of companies. Compensia is also asked to provide growth rates and financial data on each company to assist in benchmarking executive compensation.

Companies in the 2007 peer group included Ariba, Borland Software, Business Objects, Cognos, i2 Technologies, Sybase and Tibco. While the Compensation Committee may, from time to time, consult with the Company’s Chief Executive Officer or Chief Financial Officer in connection with the planning or evaluation of compensation program-related matters, the Compensation Committee is responsible for oversight and approval of the overall program and the individual elements of that program.

Components of the Compensation Package and 2007 Evaluation

Base Salary

Annual base salaries for the Company’s executive officers are determined primarily on the basis of the executive officer’s level of responsibility, general salary practices of a benchmark group of comparable companies and the individual officer’s specific qualifications and experience. Base salaries are reviewed annually by the Compensation Committee and any variances between the salary levels of each executive officer and those of the companies included in the selected benchmarks are reviewed. Salaries may be adjusted based on certain criteria including the Company’s recent financial performance, the executive’s individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties and any general changes in the compensation data from the benchmark companies. In determining any merit salary increase, the relative importance of each factor may vary from individual to individual.

Base Salary: 2007 Evaluation

In the fourth quarter of 2006, the Compensation Committee reviewed the data provided by Compensia including the analysis of each NEO’s base salary against the benchmark companies. They also considered organizational changes and any planned changes in each executive’s responsibility. An adjustment was made to the Chief Executive Officer’s salary based on a market data comparison and his individual performance, with effect from January 1st, 2007, and for the Executive Vice President (“EVP”) of Products who was selected to undertake a business unit General Manager role at the end of the first quarter of 2007. This adjustment was made as of April 1, 2007. Both NEOs’ salaries were below market levels based on the data provided by Compensia. No adjustments were made to the other NEOs’ base salaries, which were at or slightly above the market data provided.

2007 Base Salary Information

Chairman & Chief Executive Officer	$485,000
EVP, Worldwide Field Operations	$320,000
Chief Financial Officer, EVP and Secretary	$320,000
EVP and Chief Marketing Officer	$300,000
EVP and General Manager, Data Integration	$300,000	*

*	effective April 1, 2007

Non-Equity Incentive Plan (Cash Incentives)

The Company’s non-equity incentive plan focuses on driving results for the fiscal year ahead and is tied to the achievement of annual performance goals around growth and profitability. All of the Company’s executive officers participate in this bonus plan, which directly rewards the executives for achievement against semi-annual Company performance goals. The performance goals and the bonus targets are determined by the Compensation Committee in consultation with the Board of Directors and the Company’s Chief Executive Officer and Chief Financial Officer. The bonus target for each executive position is determined using competitive market data provided by external consultants, and evaluated against a number of criteria including job function, market competitive data and the scope of the executive officer’s position and on-going duties.

Cash Incentive (Bonus) Compensation Targets for Named Executive Officers

Target Variable
(as% of Base Salary)

Chief Executive Officer	100%
EVP, Worldwide Field Operations	85%
Named Executive Officers (other than the EVP, Worldwide Field Operations)	55 - 70%

The bonus plan is designed to closely link reward with achievement against Company performance goals with bonuses paid out after the second calendar quarter for performance achieved in the first half of the year, and after the fourth calendar quarter for performance achieved in the second half of the year. These performance goals are directly linked to growth and profitability and are specifically tied to two internal key performance indicators, net license orders and operating income adjusted for certain items, such as charges related to restructuring and acquisitions, stock-based compensation and other non-recurring, non-cash charges, if any.

Structure of 2007 Cash Incentive (Bonus Plan) Compensation for Named Executive Officers

	Corporate/Performance Goals — 100%		Individual Goals — 0%

EVP, Worldwide Field Operations	Operating Income 20%	Net License Orders 80%	0%
	Corporate/Performance Goals — 80%		Individual Goals — 20%

EVP and General Manager, Data Integration	Operating Income 40%	Net License Orders 40%	Product Deliverables Analyst & Customer Proof Points (beginning in July 2007)

	Corporate/Performance Goals — 100%		Individual Goals — 0%

Each Named Executive Officer (other than the EVP, Worldwide Field Operations and EVP and General Manager, Data Integration)	Operating Income 50%	Net License Orders 50%	0%

The performance goals are set each year, measured on a semi-annual basis and require aggressive levels of growth and significant improvement from the prior fiscal year’s performance. The bonus plan has a minimum payout threshold with zero payout for achievement at 80% or less of the performance goal. Because the Company’s philosophy is to set performance goals aggressively, achievement of 95% of these aggressive stretch goals is designed to equate to a 100% bonus payment. The plan also provides for above 100% payout when more than 95% of the stretch performance goal is achieved. In order to achieve a maximum payout, which is capped at 200%, the Company would need to achieve 120% performance against both the growth and profitability goals. The Company has never attained the maximum payout level.

Individual allocations for the NEOs are determined by the Compensation Committee upon discussion with the Chief Executive Officer and Company human resources personnel. An individual executive may occasionally earn more or less than his or her calculated bonus based on factors including individual performance and any other exceptional contributions to the Company’s success during the measurement period.

The Compensation Committee makes an assessment and determines the bonus payout for the Chief Executive Officer. The payout is computed based on achievement of the corporate performance goals; however, the Compensation Committee has discretion to allocate more or less than the computed allocation, based on the individual performance and contribution of the Chief Executive Officer during the measurement period.

Cash Incentive (Bonus Plan): 2007 Evaluation

For the first half of 2007, the Compensation Committee determined that the stretch goal for net license orders was achieved at 93% and the stretch goal for operating income was achieved at 104%. For the second half of 2007, the Compensation Committee determined that the stretch goal for net license orders was achieved at 104% and the stretch goal for operating income was achieved at 108%. The EVP and General Manager, Data Integration achieved 129% of his individual goals in the second half of 2007.

Based on these attainment levels, the Compensation Committee approved bonuses under the bonus plan of $625,650 to the Chief Executive Officer; $288,960 to the Chief Financial Officer; $267,660 to the EVP and General Manager, Data Integration and $305,683 to the EVP Worldwide Field Operations ($140,352 being related to corporate performance per the bonus plan and $165,331 as commission compensation for license orders).

Equity Based Incentive Plans

The Company’s equity incentive plans are a critical component of the compensation program which the Company believes fosters an entrepreneurial spirit and incents the Company’s executives and employees to focus on building stockholder value through meeting long-term financial and strategic goals. The Company grants stock options to executives and employees under the Company’s 1999 Stock Incentive Plan (the “Option Plan”) and the Company sponsors an Employee Stock Purchase Plan (“ESPP”). Offering stock options and an ESPP are critical elements in attracting and retaining high caliber employees, including executive level talent, in the competitive technology industry labor market.

The Compensation Committee acts as the plan administrator for both the Option Plan and the ESPP. All full time employees (except employees in geographies where participation is restricted by local statute or regulations) are eligible to participate in the Company’s ESPP which provides a fifteen percent (15%) discount on purchase of shares twice a year. Executive officers participate in this plan on the same plan terms as all other employees.

Options ranges are set for each job function; level and position within the Company for both new hire grants and annual refresh grants and are reviewed and approved by the Compensation Committee at the start of each fiscal year. Ranges are set to balance the need to use equity grants to provide significant attraction and retention value against the need to limit dilution of shareholder interests by working within the Company’s target dilution rate. These options ranges provide reference guidelines for the Chief Executive Officer, Human Resources, the Compensation Committee and the Board of Directors when hiring new executives to the Company. Additionally, the Compensation Committee uses data provided by its independent consultant, Compensia, to ensure that new hire and any refresh grants for executive officers are within the target positioning levels in the Company’s basket of comparable companies.

The principal factors considered in granting stock options to executive officers of the Company are prior performance, level of responsibility, total compensation profile, and the executive officer’s ability to influence the Company’s long-term growth and profitability. Factors considered when reviewing annual refresh grants include the amount of vested and unvested options that the particular executive holds and the retention value of such options, the existing levels of stock ownership and options among the executive officers relative to each other and to the Company’s employees as a whole, and the Company’s target dilution rate.

Equity Based Incentive Plans: 2007 Evaluation

In the fourth quarter of 2006, Compensia provided the Compensation Committee with an analysis of the long term incentive value of each executive’s equity based grants against the market peer group of companies, using the Black Scholes valuation model. The analysis indicated the value for each NEO’s vested and unvested options and the total value as a percentage of the market, and Compensia made recommendations for proposed option grants for each NEO in fiscal 2007.

The Compensation Committee discussed the Compensia grant proposals for the NEOs with the Chief Executive Officer. The recommended grants were adopted for the NEOs with revisions for two NEOs based upon planned increases in scope of responsibilities:

•	the EVP of Worldwide Sales took on a broader role in January 2007, becoming EVP, Worldwide Field Operations;

•	the EVP, Products would be taking on a new role of General Manager, Data Integration effective April 1, 2007.

The Compensation Committee adopted the proposed grant in Compensia’s market analysis for the Chief Executive Officer.

Stock Option Grant Process

The Company’s Option Plan authorizes the Compensation Committee to grant stock options to NEOs of the Company and as such, the Compensation Committee approves grants to new NEOs as well as approving refresh and promotional grants to existing NEOs.

The Company’s standard option granting practice includes authorizing grants to executives and employees at the regularly scheduled Compensation Committee meetings held during the first month of each quarter, although the policy allows for some flexibility regarding corrections and off-cycle grants within pre-approved guidelines. The effective grant date and strike price is set as of the first business day of the second month of the quarter if such date is in an open window, or if not, the next date that is in an open window. The vesting commencement date is the effective start date for new hire grants, the effective promotion date for promotional grants, and the actual grant date for the annual refresh grants.

Stock Ownership Guidelines for NEOs and Directors

To further align the interests of the NEOs and members of the Board of Directors with those of the Company’s stockholders, in February 2008, the Corporate Governance and Nominating Committee adopted stock ownership guidelines for the Company’s NEOs and directors. Pursuant to these guidelines, each director and NEO (except the Chief Executive Officer) is expected to hold at least 5,000 shares of the Company’s Common Stock for so long as he or she is a director or a NEO. The Chief Executive Officer is expected to hold at least 10,000 shares of the Company’s Common Stock for so long as he retains that position with the Company. Directors and NEOs, including the Chief Executive Officer, are expected to meet the standards set forth in the guidelines within three years from the date such guidelines were adopted by the Corporate Governance and Nominating Committee or within three years after the date of their election or reelection to the Board of Directors or appointment as a NEO.

Benefits

The Company has adopted certain general employee benefits plans in which executive officers also participate under the same terms as other employees. The benefits plans vary by geography to account for statutory requirements and local market practices. The primary benefit plans which are available to all U.S. employees who work at least twenty-four hours per week are:

•	flexible time off for vacation, care of a family member, or for a personal or family illness;

•	medical, dental and vision coverage;

•	disability insurance with the same coverage and payout levels regardless of seniority;

•	basic life and accidental death & dismemberment insurance with the same coverage and payout levels regardless of seniority;

•	401(k) savings plan with a matching Company contribution of up to $2,000, increasing to $2,500 in 2008; and

•	the Employee Stock Purchase Plan previously described.

The Company limits the perquisites that are available to its executives. The Company does not currently offer any non qualified deferred compensation plans or supplemental retirement plans to its executives. Also, the Company does not provide any pension arrangements or other similar benefits to its executives or employees, other than the 401(k) plan referenced above.

Executive Severance Arrangements

The Company has entered into agreements with its NEOs regarding severance arrangements. Such agreements are standard in the Company’s industry and are necessary in order to attract the best talent for these executive positions. See “Potential Payments on Termination or Change of Control” below for a summary of the material terms and conditions of these severance arrangements.

Accounting and Tax Considerations

The Company considers tax and accounting implications in designing its compensation programs. For example, in selecting equity based compensation elements, the Compensation Committee reviews the projected expense amounts and expense timing associated with equity grants. In addition, the Compensation Committee previously adjusted the ESPP look-back period from 24 months to six months to reduce the expense associated with ESPP participation. Section 162(m) of the Internal Revenue Code (“IRC”) disallows a deduction by the Company for compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance-based compensation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Company has not adopted a policy that all compensation must be deductible. In particular, because the Company’s pre-Initial Public Offering stock option plan (the “Option Plan”) was not ratified by stockholders within three years following the calendar year of the Initial Public Offering, options granted under such Option Plan on or after May 22, 2003 are not exempted under Section 162(m). This Option Plan will expire in 2009 and will be replaced by a plan that will be submitted to stockholders for approval prior to adoption. The Company does not have any deferred compensation plans, and as such, the Company has not adopted any policies related to Section 409A.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based on such review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Form 10-K for the annual period ended December 31, 2007.

COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

David W. Pidwell
Janice D. Chaffin
Godfrey R. Sullivan

Summary Compensation Table — 2007 Fiscal Year

The following summary compensation table includes the compensation elements that were earned by the Company’s NEOs for the fiscal year ended December 31, 2007 (the “2007 Fiscal Year”).

										Change in
										Pension
										Value and
								Non-Equity		Non-Qualified
								Incentive		Deferred
						Stock	Option	Plan		Compensation	All other
		Salary		Bonus		Awards	Awards	Compensation		Earnings	Compensation	Total
Name and Principal Position	Year	($)		($)		($)	($)(4)	($)		($)	($)(7)	($)

Sohaib Abbasi	2007	485,000		—		—	2,030,168	625,650		—	—	3,140,818
Chairman & Chief Executive Officer	2006	450,000		—		—	3,082,029	278,438		—	—	3,810,467
Earl Fry	2007	320,000		—		—	533,638	288,960		—	2,000	1,144,598
Chief Financial Officer, Executive Vice President and Secretary	2006	320,000		34,384	(3)	—	540,476	138,600		—	1,500	1,034,960
Girish Pancha	2007	296,000	(2)	—		—	426,590	267,660		—	2,000	992,250
Executive Vice President and General Manager, Data Integration	2006	285,000		—		—	456,167	123,441		—	1,500	866,108
Paul Hoffman	2007	320,000		—		—	579,820	305,683	(5)	—	2,000	1,207,503
Executive Vice President, Worldwide Field Operations	2006	320,000		—		—	646,752	206,051	(6)	—	1,500	1,174,303
Brian Gentile(1)	2007	281,000		—		—	576,560	152,625		—	54,716	1,064,901
Former Executive Vice President, Chief Marketing Officer	2006	246,538		—		—	428,747	79,784		—	1,500	756,569

(1)	Mr. Gentile resigned from the Company as Executive Vice President, Chief Marketing Officer effective December 7, 2007.

(2)	This amount reflects a $300,000 salary commencing effective April 1, 2007.

(3)	This amount includes $22,092 of travel and related expenses and $12,292 of gross-up payments which were provided to reward effort related to an acquisition.

(4)	These amounts reflect the 2007 FAS 123(R) share-based payment cost incurred by the Company for all stock options granted prior to and including 2007 to the particular executive officer and do not correspond to the actual value that could or will be recognized by the particular individual. Please refer to Note 2 in the Company’s annual report on Form 10-K for the year ended December 31, 2007 for the Company’s assumptions related to the FAS 123(R) share-based payment cost calculations. The calculations reflected in this table do not include any forfeiture rate estimates.

(5)	$165,331 of this amount is commission compensation as is more fully described in the Grants of Plan-Based Awards table below.

(6)	$138,731 of this amount is commission compensation as is more fully described in the Grants of Plan-Based Awards table below.

(7)	The amounts reflects the $1,500 and $2,000 401(k) match provided by the Company for 2006 and 2007, respectively, and for Mr. Gentile in 2007, $50,000 in severance payments and $2,716 in Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) payments.

Grants of Plan-Based Awards — 2007 Fiscal Year

The following table contains information for the NEOs related to (1) grants under the Company’s non-equity incentive plan and (2) grants of stock options during the 2007 Fiscal Year.

		Estimated Future Payouts Under			Estimated Future Payouts Under
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards
								All Other	All Other		Grant
								Stock	Option		Date
								Awards:	Awards:	Exercise	Fairvalue
								Number of	Number of	or Base	of Stock
								Shares of	Securities	Price of	and
								Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Award
Name	Date	($)	($)(2)(3)	($)(4)	(#)	(#)	(#)	(#)	(#)(5)	($/sh)	($)(6)

Sohaib Abbasi	—	—	485,000	970,000	—	—	—	—	—	—	—
	2/1/2007	—	—	—	—	—	—	—	320,000	$12.64	1,401,856
Earl Fry	—	—	224,000	448,000	—	—	—	—	—	—	—
	2/1/2007	—	—	—	—	—	—	—	110,000	$12.64	481,888
Girish Pancha	—	—	210,000	420,000	—	—	—	—	—	—	—
	2/1/2007	—	—	—	—	—	—	—	100,000	$12.64	438,080
Paul Hoffman	—	—	272,000	544,000	—	—	—	—	—	—	—
	2/1/2007	—	—	—	—	—	—	—	100,000	$12.64	438,080
Brian Gentile(1)	—	—	165,000	330,000	—	—	—	—	—	—	—
	2/1/2007	—	—	—	—	—	—	—	55,000	$12.64	240,944

(1)	Mr. Gentile resigned from the Company as Executive Vice President, Chief Marketing Officer effective December 7, 2007.

(2)	Amounts represent compensation the NEO would receive assuming the attainment of 100% of bonus payouts.

(3)	Actual non-equity incentive plan awards for Fiscal 2007 were:

Mr. Abbasi	$625,650
Mr. Fry	$288,960
Mr. Pancha	$267,660
Mr. Hoffman	$305,683	($140,352 related to corporate performance and $165,331 as commission compensation as described above.)
Mr. Gentile	$152,625

(4)	The maximum non-equity incentive plan awards payout would occur if the Company achieves in excess of 120% of each of its performance metrics.

(5)	These option grants are annual refresh grants with four year monthly vesting.

(6)	Please refer to Note 2 in the Company’s annual report on Form 10-K for the year ended December 31, 2007 for the Company’s assumptions related to the FAS 123(R) share-based payment cost calculations. These amounts reflect the 2007 FAS 123(R) share-based payment cost incurred by the Company for the stock options granted during 2007 to the particular NEO and do not correspond to the actual value that could or will be recognized by the particular individual. The calculations reflected in this table do not include any forfeiture rate estimates.

Outstanding Equity Awards at Fiscal Year-End 2007

The following table reflects NEO option awards outstanding as of December 31, 2007.

						Stock Awards
								Equity	Equity
	Option Awards							Incentive	Incentive
			Equity					Plan	Plan Awards:
			Incentive					Awards:	Market or
			Plan				Market	Number of	Payout
			Awards:			Number	Value of	Unearned	Value of
	Number of	Number of	Number of			of Shares	Shares or	Shares,	Unearned
	Securities	Securities	Securities			or Units	Units of	Units or	Shares, Units
	Underlying	Underlying	Underlying			of Stock	Stock	Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	That Have	That Have	Rights That	Rights That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Not	Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options(#)	Price($)	Date(1)	Vested(#)	Vested($)	Vested(#)	Vested($)

Sohaib Abbasi	60,000	—	—	9.8600	2/2/2009(2)	—	—	—	—
	250,000	250,000	—	12.0000	12/30/2012(3)	—	—	—	—
	2,220,833	379,167	—	5.6900	7/19/2014(4)	—	—	—	—
	66,666	253,334	—	12.6400	2/1/2014(5)	—	—	—	—
Earl Fry	720,000	—	—	7.9000	12/1/2009(6)	—	—	—	—
	100,000	—	—	6.6300	5/8/2010(7)	—	—	—	—
	55,000	—	—	7.9000	3/12/2011(8)	—	—	—	—
	160,416	14,584	—	7.2600	4/30/2011(9)	—	—	—	—
	79,166	20,834	—	7.6400	10/27/2011(10)	—	—	—	—
	66,000	—	—	8.0600	3/18/2012(11)	—	—	—	—
	50,000	25,000	—	7.7300	4/29/2012(12)	—	—	—	—
	35,000	—	—	4.0500	9/9/2012(13)	—	—	—	—
	62,500	87,500	—	15.2600	4/11/2013(14)	—	—	—	—
	22,916	87,084	—	12.6400	2/1/2014(15)	—	—	—	—
Girish Pancha	81,250	—	—	6.6300	5/8/2010(16)	—	—	—	—
	22,500	—	—	7.9000	8/31/2010(17)	—	—	—	—
	25,080	—	—	17.0625	3/12/2011(18)	—	—	—	—
	160,416	14,584	—	7.2600	4/30/2011(19)	—	—	—	—
	79,166	20,834	—	7.6400	10/27/2011(20)	—	—	—	—
	40,500	—	—	8.0600	3/18/2012(21)	—	—	—	—
	33,333	16,667	—	7.7300	4/29/2012(22)	—	—	—	—
	42,396	—	—	4.0500	9/9/2012(23)	—	—	—	—
	41,666	58,334	—	15.2600	4/11/2013(24)	—	—	—	—
	20,833	79,167	—	12.6400	2/1/2014(25)	—	—	—	—
Paul Hoffman	401,041	148,959	—	7.4800	1/4/2012(26)	—	—	—	—
	41,666	58,334	—	15.2600	4/11/2013(27)	—	—	—	—
	20,833	79,167	—	12.6400	2/1/2014(28)	—	—	—	—
Brian Gentile	101,250	168,750	—	16.0300	3/6/2013(29)	—	—	—	—
	—	43,542	—	12.6400	2/1/2014(30)	—	—	—	—

(1)	Prior to April 2003, except for director grants, all grants issued by the Company had ten year terms and after April 2003, all grants have had seven year terms.

(2)	This director grant was issued to Mr. Abbasi when he joined the Company’s Board of Directors in February 2004 and has a five year term. He was not an employee of the Company at that time. The grant date is February 2, 2004 and the grant was fully vested as of February 2, 2007.

(3)	This grant is a refresh grant dated December 30, 2005. It vests over four years with monthly vesting until December 30, 2009.

(4)	This grant is a new hire grant dated July 19, 2004. It vests over four years with a one year cliff with subsequent monthly vesting until July 19, 2008.

(5)	This grant is a refresh grant dated February 1, 2007. It vests over four years with monthly vesting until February 1, 2011.

(6)	This grant was issued as a part of the Company’s options repricing in March of 2002. The expiration date for such options was set as the expiration date of the originally issued options. The original grant was a new hire grant dated December 1, 1999. It vested over five years with a one year cliff and then subsequent monthly vesting until December 1, 2004. The original grant had a ten year term.

(7)	This grant is a refresh grant dated May 8, 2003. It vested over four years with monthly vesting until May 8, 2007.

(8)	This grant was issued as a part of the Company’s options repricing in March of 2002. The expiration date for such options was set as the expiration date of the originally issued options. The original grant was a refresh grant dated March 12, 2001. It vested over four years with monthly vesting until March 12, 2005. The original grant had a ten year term.

(9)	This grant is a refresh grant dated April 30, 2004. It vests over four years with monthly vesting until April 30, 2008.

(10)	This grant is a refresh grant dated October 27, 2004. It vests over four years with monthly vesting until October 27, 2008.

(11)	This grant is a refresh grant dated March 18, 2002. It vested over four years with monthly vesting until March 18, 2006.

(12)	This grant is a refresh grant dated April 29, 2005. It vests over four years with monthly vesting until April 29, 2009.

(13)	This grant is a refresh grant dated September 9, 2002. It vested over four years with monthly vesting until September 9, 2006.

(14)	This grant is a refresh grant dated April 11, 2006. It vests over four years with monthly vesting until April 11, 2010.

(15)	This grant is a refresh grant dated February 1, 2007. It vests over four years with monthly vesting until February 1, 2011.

(16)	This grant is a refresh grant dated May 8, 2003. It vested over four years with monthly vesting until May 8, 2007.

(17)	This grant was issued as a part of the Company’s options repricing in March of 2002. The expiration date for such options was set as the expiration date of the originally issued options. The original grant was a new hire grant dated August 31, 2000. It vested over four years with a one year cliff and then subsequent monthly vesting until August 31, 2004. The original grant had a ten year term.

(18)	This grant is a refresh grant dated March 12, 2001. It vested over four years with monthly vesting until March 12, 2005.

(19)	This grant is a refresh grant dated April 30, 2004. It vests over four years with monthly vesting until April 30, 2008.

(20)	This grant is a refresh grant dated October 27, 2004. It vests over four years with monthly vesting until October 27, 2008.

(21)	This grant is a refresh grant dated March 18, 2002. It vested over four years with monthly vesting until March 18, 2006.

(22)	This grant is a refresh grant dated April 29, 2005. It vests over four years with monthly vesting until April 29, 2009.

(23)	This grant is a refresh grant dated September 9, 2002. It vested over four years with monthly vesting until September 9, 2006.

(24)	This grant is a refresh grant dated April 11, 2006. It vests over four years with monthly vesting until April 11, 2010.

(25)	This grant is a refresh grant dated February 1, 2007. It vests over four years with monthly vesting until February 1, 2011.

(26)	This grant is a new hire grant dated January 4, 2005. It vests over four years with a one year cliff and then subsequent monthly vesting until January 4, 2009.

(27)	This grant is a refresh grant dated April 11, 2006. It vests over four years with monthly vesting until April 11, 2010.

(28)	This grant is a refresh grant dated February 1, 2007. It vests over four years with monthly vesting until February 1, 2011.

(29)	This grant is a new hire grant dated March 6, 2006. It vests over four years with a one year cliff and then subsequent monthly vesting until March 6, 2010. Mr. Gentile resigned from the Company effective December 7, 2007, which stopped the vesting of the options on that date.

(30)	This grant is a refresh grant dated February 1, 2007. It vests over four years with monthly vesting until February 1, 2011. It has a seven year term. Mr. Gentile resigned from the Company effective December 7, 2007, which stopped the vesting of the options on that date.

2007 Option Exercises and Stock Vested

The following table details 2007 stock option exercises for each of the Company’s NEOs.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise(#)	Exercise($)	Vesting(#)	Vesting($)

Sohaib Abbasi	—	—	—	—
Earl Fry	—	—	—	—
Girish Pancha	90,000	529,440	—	—
Paul Hoffman	—	—	—	—
Brian Gentile	41,458	117,021	—	—

Potential Payments on Termination of Change of Control

The Company has entered into severance agreements with its NEOs. Such agreements are standard in the Company’s industry and are necessary in order to attract the best talent for these executive positions. The Company has a standard agreement for its Executive Vice Presidents which has been signed by Mr. Fry, Mr. Pancha and Mr. Hoffman. A summary of the material terms and conditions in this standard Executive Severance Agreement as well as the Chief Executive Officer’s Severance Agreement are included below.

Term of Standard Agreement.  Each agreement has an initial term of two years, and provides that the initial term will be automatically extended each year for an additional one year term unless the Company informs the executive officer at least ninety days prior to the date of automatic renewal that it is electing not to extend the term.

Severance.  In the event that the Company terminates the executive officer’s employment without Cause or the executive resigns for Good Reason as such terms are defined in the agreements, and such termination occurs within the time period beginning on the date three months preceding a change of control of the Company and ending on the date twelve months following a change of control, the executive officer will receive the following severance package: (1) continued payment of the executive officer’s base salary and annual on-target bonus, commissions or variable earnings, assuming Company performance at 100% of target for bonus and commissions for a period of twelve months; (2) reimbursement for benefits premiums for a maximum of twelve months (to cease once eligible for similar benefits from another employer); and (3) twelve months accelerated vesting for any equity awards that are outstanding as of the date that the executive officer’s employment is terminated.

Definitions.  “Cause” is defined as (i) an executive officer’s act of dishonesty or fraud in connection with the performance of his responsibilities to the Company with the intention that such act result in an executive officer’s substantial personal enrichment, (ii) an executive officer’s conviction of, or plea of nolo contendere to, a felony, (iii) an executive officer’s willful failure to perform his duties or responsibilities, or (iv) an executive officer’s violation or breach of an executive officer’s Employee Proprietary Information and Inventions Agreement; provided that if any of the foregoing events is capable of being cured, the Company will provide notice to the executive officer describing the nature of such event and the executive officer will thereafter have 30 days to cure such event. “Good Reason” is defined as the occurrence of any of the following without an executive officer’s express written consent: (i) a material reduction in an executive officer’s position or duties other than a reduction where the executive officer assumes similarly functional duties on a divisional basis following a change of control due to the Company becoming part of a larger entity, (ii) a reduction in an executive officer’s base salary other than a one-time reduction of not more than 10% that also is applied to substantially all of the Company’s other executive officers, (iii) a material reduction in the aggregate level of benefits made available to the executive officer other than a reduction that also is applied to substantially all of the Company’s other executive officers, or (iv) relocation of an executive officer’s primary place of business for the performance of his duties to the Company to a location that is more than 35 miles from its prior location.

Conditions.  The severance payments, continued benefits, and accelerated vesting will be subject to the executive officer entering into and not subsequently revoking: (1) a separation agreement and release of claims in a form satisfactory to the Company and the executive officer; (2) a non-compete and non-solicitation agreement that would be in effect during the 12 month period in which the executive officer receives continuing salary from the Company; and (3) a non-disparagement agreement.

Estimated Payments and Vesting Upon Termination Related to a Change in Control

(as described above) as if on December 31, 2007

				Reimbursement
				for Premiums
			Total Target	Paid for
			Bonus Paid in Two	Medical Dental
		Value of	Payments at the Time	and Vision
	Salary Paid	Accelerated	Paid to Other	Benefits for 12
Name	Over 12 Months	Options(1)	Officers	Months(2)	Total

Earl Fry	$320,000	$717,874	$224,000	$18,531	$1,280,405
Girish Pancha	$296,000	$605,612	$210,000	$18,531	$1,130,143
Paul Hoffman	$320,000	$1,647,720	$272,000	$13,753	$2,253,473

(1)	Each amount was calculated by adding up the value of each of the stock options that would accelerate (which is the market price of $18.02 as of December 31, 2007 minus the particular option’s exercise price).

(2)	Each amount reflects the annual cost of Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) coverage to maintain the medical, dental and vision benefits currently provided to each individual.

For the Company’s Chief Executive Officer, the terms are the same as detailed above, except that in the event of a change of control, the Chief Executive Officer would also receives (1) an additional twelve months accelerated vesting for any equity awards that are outstanding as of the date that the Chief Executive Officer’s employment is terminated (for a total of 24 month acceleration); and (2) a tax “gross-up” payment in the event any of the foregoing benefits subject the Chief Executive Officer to excise tax on excess parachute payments as determined under Sections 280G and 4999 of the Internal Revenue Code which could include income and employment taxes on such tax gross up payment as well as interest and penalties.

Estimated Payments and Vesting Upon Termination Related to a Change in Control
(as described above) as if on December 31, 2007

Total Target
Bonus Paid in Two
Payments at the Time
			Paid to Other	Reimbursement for
			Officers	Premiums Paid for
		Value of	(Typically August	Medical, Dental and
	Salary Paid	Accelerated	and Following	Vision Benefits for	Tax Gross-Up
Name	over 12 Months	Options(1)	February)	12 Months(2)	Payment	Total

Sohaib Abbasi	$485,000	$7,040,929	$485,000	$16,531	$600,059	$8,627,519

(1)	This amount was calculated by adding up the value of each of the stock options that would accelerate (which is the market price of $18.02 as of December 31, 2007 minus the particular option’s exercise price).

(2)	This amount reflects the annual cost of COBRA coverage to maintain the medical, dental and vision benefits currently provided to the Chief Executive Officer.

The Chief Executive Officer also receives severance benefits if the Company terminates his employment without Cause or he resigns for Good Reason without any change of control. Such benefits would include: (1) continued payment of his base salary for twelve months; (2) lump-sum payments, paid at the time fiscal year bonuses are paid to other executives, equal in total to his then-current target bonus; (3) reimbursement for benefits premiums for a maximum of twelve months (to cease once eligible for similar benefits from another employer); and (4) 12 months accelerated vesting for any equity awards that are outstanding as of the date that his employment is terminated. The definitions for Cause and Good Reason are similar to those for the other executive officers.

Estimated Payments and Vesting Upon Termination (as described above)
as if on December 31, 2007

			Total Target Bonus Paid	Reimbursement for
			in Two Payments at the	Premiums Paid for
		Value of	Time Paid to Other Officers	Medical, Dental and
	Salary Paid	Accelerated	(Typically August and	Vision Benefits for
Name	Over 12 Months	Options(1)	Following February)	12 Months(2)	Total

Sohaib Abbasi	$485,000	$5,858,029	$485,000	$16,531	$6,844,560

(1)	This amount was calculated by adding up the value of each of the stock options that would accelerate (which is the market price of $18.02 as of December 31, 2007 minus the particular option’s exercise price).

(2)	This amount reflects the annual cost of COBRA coverage to maintain the medical, dental and vision benefits currently provided to the Chief Executive Officer.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Redwood City, California
April 10, 2008

Appendix A

INFORMATICA CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

(Effective May 22, 2008)

A-i

Page

12.1	Participation by Subsidiaries	A-8
12.2	Inalienability	A-8
12.3	Severability	A-8
12.4	Requirements of Law	A-8
12.5	Compliance with Rule 16b-3	A-8
12.6	No Enlargement of Employment Rights	A-8
12.7	Apportionment of Costs and Duties	A-8
12.8	Construction and Applicable Law	A-8
12.9	Captions	A-9
12.10	Automatic Transfer to Low Price Option Period	A-9

A-ii

INFORMATICA CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

Section 1

PURPOSE

Informatica Corporation hereby establishes the Informatica Corporation Employee Stock Purchase Plan (the “Plan”), in order to provide eligible employees of the Company with the opportunity to purchase Common Stock through payroll deductions or, if payroll deductions are not permitted under local laws, through other means as specified by the Committee. The Plan is effective as of May 22, 2008 upon approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2008 Annual Meeting of Stockholders of the Company. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Code, although the Company makes no undertaking or representation to maintain such qualification.

Section 2

DEFINITIONS

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.4 “Committee” shall mean the committee appointed by the Board to administer the Plan. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company.

2.5 “Common Stock” means the common stock of the Company.

2.6 “Company” means Informatica Corporation, a Delaware corporation.

2.7 “Compensation” means a Participant’s base wages, excluding any overtime, bonuses, allowances or shift differential. The Committee, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.8 “Eligible Employee” means every Employee of an Employer, except (a) any Employee who immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), or (b) as provided in this Section 2.8. The Committee, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis) that an Employee shall not be an Eligible Employee if he or she: (1) has not completed the required length of service with the Company, if any, as such length may be determined by the Committee in its discretion (such length of required service not to exceed two (2) years), (2) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (3) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), (4) is an officer or other manager, or (5) is a highly compensated employee under Section 414(q) of the Code. An Employee who otherwise is an Eligible Employee shall be treated as continuing to be such while the Employee is on sick leave or other leave of absence approved in writing by the Employer, except that if the period of leave exceeds ninety (90) days and the Employee’s right to reemployment is not guaranteed by statute or contract, he or she shall cease to be an Eligible Employee on the 91st day of such leave. Until and unless determined otherwise by the Committee, Eligible Employees shall exclude each Employee (other than as excluded by subsection (a) of this Section 2.8) of an Employer who is customarily employed by the Company and/or a Subsidiary to work less than or equal to twenty (20) hours per week or five (5) months per calendar year.

2.9 “Employee” means an individual who is a common-law employee of any Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.10 “Employer” or “Employers” means any one or all of the Company and those Subsidiaries which, with the consent of the Board or the Committee, have adopted the Plan or have been designated by the Board or the Committee in writing as an Employer for purposes of participation in the Plan. With respect to a particular Participant, Employer means the Company or Subsidiary, as the case may be, that directly employs the Participant.

2.11 “Enrollment Date” means such dates as may be determined by the Committee, in its discretion and on a uniform and nondiscriminatory basis, from time to time.

2.12 “Grant Date” means any date on which a Participant is granted an option under the Plan.

2.13 “Participant” means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8 or Section 9.

2.14 “Plan” means the Informatica Corporation Employee Stock Purchase Plan, as set forth in this instrument and as hereafter amended from time to time.

2.15 “Purchase Date” means such dates on which each outstanding option granted under the Plan shall be exercised (except in such instance in which the Plan has been terminated), as may be determined by the Committee, in its discretion and on a uniform and nondiscriminatory basis from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.16 “Purchase Period” means the period beginning on such date as may be determined by the Committee, in its discretion and on a uniform and nondiscriminatory basis, and ending on a Purchase Date.

2.17 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 3

SHARES SUBJECT TO THE PLAN

3.1 Number Available.  A maximum of eight million eight hundred fifty thousand (8,850,000) shares of Common Stock shall be available for issuance pursuant to the Plan. Shares issued under the Plan may be newly issued shares or treasury shares.

3.2 Adjustments.  In the event of any reorganization, recapitalization, stock split, reverse stock split, dividend or distribution (whether in the form of cash, shares, other securities or other property), spin off, combination of shares, merger, consolidation, offering of rights or other change in the capital structure of the Company, the Committee shall adjust the number, kind and purchase price of the shares available for purchase under the Plan, the per person share number limits on purchases and the purchase price and number of shares subject to any option under the Plan which has not yet been exercised so as to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Section 4

ENROLLMENT

4.1 Participation.  Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete, sign and submit to the Company an enrollment form in such form, manner and by such deadline as may be specified by the Committee from time to time, in its discretion and on a nondiscriminatory basis, and which may be in electronic form. Any Participant whose option expires and who has not withdrawn from the Plan shall be automatically re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires.

4.2 Payroll Withholding and Contribution.  On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation or, if payroll withholding is not permitted under local laws, via such other means as specified by the Committee. Pursuant to such procedures as the Committee may specify from time to time (which may be in electronic form), a Participant may elect to have withholding equal to, or otherwise contribute, a whole percentage from one percent (1%) to twenty percent (20%) (or such greater or lesser percentage or dollar amount that the Committee may establish from time to time, in its discretion and on a uniform and nondiscriminatory basis, for all options to be granted on any Enrollment Date. If permitted by the Committee, a Participant instead may elect to have a specific amount withheld or to contribute a specific amount, in dollars or in the applicable local currency, subject to such uniform and nondiscriminatory rules as the Committee in its discretion may specify. A Participant may elect to increase or decrease his or her rate of payroll withholding or contribution by submitting an election (which may be in electronic form) in accordance with, and if and to the extent permitted by, procedures established by the Committee from time to time, which may, if permitted by the Committee, include a decrease to zero percent (0%); provided, however, that unless determined otherwise by the Committee, a decrease to zero percent (0%) shall be deemed a withdrawal from the Plan. A Participant may stop his or her payroll withholding or contribution by submitting an election in accordance with and to the extent permitted by procedures as may be established by the Committee from time to time. In order to be effective as of a specific date, an enrollment election must be received by the Company no later than the deadline specified by the Committee, in its discretion and on a nondiscriminatory basis, from time to time. Any Participant who is automatically re-enrolled in the Plan shall be deemed to have elected to continue his or her payroll withholding or contributions at the percentage last elected by the Participant. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.3 of the Plan, the Company may automatically decrease a Participant’s payroll deductions to zero percent (0%) at any time during an option period. Under such circumstances, payroll deductions shall recommence at the rate provided in such Participant’s enrollment form at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 7 of the Plan.

Section 5

OPTIONS TO PURCHASE COMMON STOCK

5.1 Grant of Option.  On each Enrollment Date on which the Participant enrolls or re-enrolls in the Plan, he or she shall be granted an option to purchase shares of Common Stock.

5.2 Duration of Option.  Each option granted under the Plan shall expire on the earliest to occur of (a) the completion of the purchase of shares on the last Purchase Date occurring within 27 months of the Grant Date of such option, (b) such shorter option period as may be established by the Committee from time to time, in its discretion and on a uniform and nondiscriminatory basis, prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason.

5.3 Number of Shares Subject to Option.  The maximum number of shares available for purchase by each Participant under the option or on any given Purchase Date shall be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, subject to this Section 5.3. Unless and until otherwise determined by the Committee, a Participant may not purchase more than five thousand shares (subject o adjustment in accordance with Section 3.2) on any given Purchase Date. Notwithstanding any contrary provision of the Plan, to the extent required under Section 423(b) of the Code, an option (taken together with all other options then outstanding under this Plan and under all other similar employee stock purchase plans of the Employers) shall not give the Participant the right to purchase shares at a rate which accrues in excess of $25,000 of fair market value at the applicable Grant Dates of such shares in any calendar year during which such Participant is enrolled in the Plan at any time.

5.4 Other Terms and Conditions.  Each option shall be subject to the following additional terms and conditions:

(a) payment for shares purchased under the option shall be made only through payroll withholding under Section 4.2, unless payroll withholding is not permitted under local laws as determined by the Committee, in which case the Participant may contribute by such other means as specified by the Committee;

(b) purchase of shares upon exercise of the option shall be accomplished only in accordance with Section 6.1;

(c) the price per share under the option shall be determined as provided in Section 6.1, subject to adjustment pursuant to Section 3.2; and

(d) the option in all respects shall be subject to such other terms and conditions, applied on a uniform and nondiscriminatory basis, as the Committee shall determine from time to time in its discretion.

Section 6

PURCHASE OF SHARES

6.1 Exercise of Option.  Subject to Section 6.2 and the limits established under Section 5.3, on each Purchase Date, the funds then credited to each Participant’s account shall be used to purchase whole shares of Common Stock. Any cash remaining after whole shares of Common Stock have been purchased or that exceed the $25,000 cap described in Section 5.3 above, shall be refunded to the Participant without interest (except as otherwise required under local laws). The price per Share of the Shares purchased under any option granted under the Plan shall be determined by the Committee from time to time, in its discretion and on a uniform and nondiscriminatory basis, for all options to be granted on an Enrollment Date. However, in no event shall the price be less than eighty-five percent (85%) of the lower of:

(a) the closing price per Share on the Grant Date for such option on the NASDAQ Global Select Market; or

(b) the closing price per Share on the Purchase Date on the NASDAQ Global Select Market.

If a closing price is not available on the Grant Date or Purchase Date, then the closing price per Share referred to in 6.1(a) and (b) above shall refer to the closing price per Share on the first NASDAQ Global Select Market trading day immediately following the Grant Date or preceding the Purchase Date, respectively.

6.2 Delivery of Shares.  As directed by the Committee in its sole discretion, shares purchased on any Purchase Date shall be delivered directly to the Participant or to a custodian or broker, if any, designated by the Committee to hold shares for the benefit of the Participants. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system.

6.3 Exhaustion of Shares.  If at any time the shares available under the Plan are over-enrolled, enrollments shall be reduced to eliminate the over-enrollment, as the Committee determines, which determination shall be on a uniform and nondiscriminatory manner. For example, the Committee may determine that such reduction method shall be “bottom up”, with the result that all option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any funds that, due to over-enrollment, cannot be applied to the purchase of whole shares shall be refunded to the Participants without interest thereon, except as otherwise required under local laws.

6.4 Tax Withholding.  Prior to the delivery of any shares purchased under the Plan, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all tax and social insurance liability obligations and requirements in connection with the options and shares purchased thereunder, if any, including, without limitation, all federal, state, and local taxes (including the Participant’s FICA obligation, if any) that are required to be withheld by the Company or the employing Subsidiary, the Participant’s and, to the extent required by the Company (or the employing Subsidiary), the Company’s (or the employing Subsidiary’s) fringe benefit tax liability, if any, associated with the grant, vesting, or sale of shares and any other Company (or employing Subsidiary) taxes the responsibility for which the Participant has agreed to bear with respect to such shares.

Section 7

WITHDRAWAL

7.1 Withdrawal.  A Participant may withdraw from the Plan by submitting a withdrawal form to the Company in such form and manner as the Committee may specify (which may be in electronic form). A withdrawal shall be effective only if it is received by the Company by the deadline specified from time to time by the Committee, in its discretion and on a uniform and nondiscriminatory basis. Unless otherwise determined by the Committee, when a withdrawal becomes effective, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her, without interest thereon, except as otherwise required under local laws.

Section 8

CESSATION OF PARTICIPATION

8.1 Termination of Status as Eligible Employee.  A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from all Employers for any reason), except that the Committee, in its discretion and on a uniform and nondiscriminatory basis, may permit an individual who has ceased to be an Eligible Employee to exercise his or her option on the next Purchase Date to the extent permitted by Code Section 423. As soon as practicable after such cessation, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her without interest thereon, except as otherwise required under local laws.

Section 9

DESIGNATION OF BENEFICIARY

9.1 Designation.  Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify in its discretion from time to time, designate one or more Beneficiaries to receive any amounts credited to the Participant’s account at the time of his or her death. Notwithstanding any contrary provision of this Section 9, Sections 9.1 and 9.2 shall be operative only after, and for so long as, the Committee determines on a uniform and nondiscriminatory basis to permit the designation of Beneficiaries.

9.2 Changes.  A Participant may designate different Beneficiaries or may revoke a prior Beneficiary designation at any time by delivering a new designation or revocation of a prior designation, as applicable, in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed, whether or not the Participant still is living, but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

9.3 Failed Designations.  If a Participant dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant’s account shall be payable to his or her estate.

Section 10

ADMINISTRATION

10.1 Plan Administrator.  The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan.

10.2 Actions by Committee.  Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

10.3 Powers of Committee.  The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(a) To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

(b) To determine the form and manner for Participants to make elections under the Plan;

(c) To determine any and all considerations affecting the eligibility of any Employee to become a Participant or to remain a Participant in the Plan;

(d) To cause an account or accounts to be maintained for each Participant and establish rules for the crediting of contributions and/or shares to the account(s);

(e) To determine the time or times when, and the number of shares for which, options shall be granted;

(f) To establish and revise an accounting method or formula for the Plan;

(g) To designate a custodian or broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

(h) To determine the status and rights of Participants and their Beneficiaries or estates;

(i) To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(j) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

(k) To adopt such procedures and subplans (which need not qualify under Section 423(b) of the Code) as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States; and

(l) To delegate to any one or more of its members or to any other person including, but not limited to, employees of any Employer, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.

10.4 Decisions of Committee.  All actions, interpretations, and decisions of the Committee shall be made in the sole discretion of the Committee and shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

10.5 Administrative Expenses.  All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares may be charged to the account of each Participant. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but fees and taxes (including brokerage fees) for the transfer, sale or resale of shares by a Participant, or the issuance of physical share certificates, shall be borne solely by the Participant.

10.6 Eligibility to Participate.  No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.

10.7 Indemnification.  Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities, including attorneys’ fees and amounts paid, with the approval of the Board or the Committee, in settlement of any claim, arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

Section 11

AMENDMENT, TERMINATION, AND DURATION

11.1 Amendment, Suspension, or Termination.  The Board or the Committee, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is amended, suspended or terminated, the Board or the Committee, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date (which, notwithstanding Section 2.15, may be sooner than originally scheduled, if determined by the Board or the Committee in its discretion), or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares shall be returned to the Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Except as provided in Section 3.2 and this Section 11 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant unless his or her consent is obtained. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any option theretofore granted to such Participant. No option may be granted during any period of suspension or after termination of the Plan. Without stockholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Committee shall be entitled to change the duration of an option, limit the frequency and/or number of changes in the amount withheld during the duration of an option, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

Without regard to whether any Participant’s rights may be considered to have been “adversely affected”, in the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a) amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123(R), including with respect to an option issued at the time of the amendment;

(b) increasing or otherwise altering the exercise price for any option including an option issued at the time of the change in exercise price;

(c) reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions;

(d) shortening the duration of any option so that the option ends on a new Purchase Date, including an option issued at the time of the Committee action; and

(e) reducing the number of shares that may be purchased upon exercise of outstanding options.

Such modifications or amendments shall not require stockholder approval or the consent of any Participants.

11.2 Duration of the Plan.  The Plan shall commence on the date specified herein, and subject to Section 11.1 (regarding the Board’s and the Committee’s right to amend or terminate the Plan), shall remain in effect thereafter. Unless terminated sooner by the Committee or the Board, the Plan will expire May 21, 2018.

Section 12

GENERAL PROVISIONS

12.1 Participation by Subsidiaries.  One or more Subsidiaries of the Company may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board or the Committee. By adopting the Plan, a Subsidiary shall be deemed to agree to all of its terms, including, but not limited to, the provisions granting exclusive authority (a) to the Board and the Committee to amend the Plan, and (b) to the Committee to administer and interpret the Plan. An Employer may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.

12.2 Inalienability.  In no event may either a Participant, a former Participant or his or her Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant’s interest in the Plan is not transferable pursuant to a domestic relations order.

12.3 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.4 Requirements of Law.  The granting of options and the issuance of shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.

12.5 Compliance with Rule 16b-3.  Any transactions under this Plan with respect to officers, as defined in Rule 16a-1 promulgated under the 1934 Act, are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

12.6 No Enlargement of Employment Rights.  Neither the establishment or maintenance of the Plan, the granting of options, the purchase of shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

12.7 Apportionment of Costs and Duties.  All acts required of the Employers under the Plan may be performed by the Company for itself and its Subsidiaries, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.

12.8 Construction and Applicable Law.  The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. Subject to Section 10.3(k) any provision of the Plan that is inconsistent with Section 423(b) of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423(b). The provisions of the Plan shall be construed, administered and enforced in accordance with such Section and with the laws of the State of California, excluding California’s conflict of laws provisions.

12.9 Captions.  The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

12.10 Automatic Transfer to Low Price Option Period.  To the extent permitted by applicable laws, if the fair market value of the Common Stock on any Enrollment Date is higher than the fair market value of the Common Stock on the first day of any later Purchase Period during the same option period, then all Participants in such option period shall be automatically withdrawn from such option period and automatically re-enrolled in the immediately following new option period.

INFORMATICA CORPORATION 100 CARDINAL WAY REDWOOD CITY, CALIFORNIA 94063

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, May 21, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Informatica Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, May 21, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Informatica Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	INFOR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INFORMATICA CORPORATION

1.	Election of Class II Directors
	Nominees:	01)	A. Brooke Seawell	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		02)	Mark A. Bertelsen
		03)	Godfrey R. Sullivan	☐	☐	☐

Vote on Proposals		For	Against	Abstain

2.	To approve the adoption of a new Employee Stock Purchase Plan, reserving 8,850,000 shares of common stock for issuance thereunder.	☐	☐	☐

3.	To ratify the appointment of Ernst & Young LLP as Informatica’s independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐

STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

NOTE: Please sign exactly as your name appears hereon. When shares are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. When signing as attorney, executor, administrator, trustee, guardian or another fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

PROXY
INFORMATICA CORPORATION
PROXY FOR 2008 ANNUAL MEETING OF STOCKHOLDERS
     The undersigned stockholder of Informatica Corporation, a Delaware corporation (“Informatica”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated April 10, 2008, and hereby appoints Sohaib Abbasi and Earl E. Fry, or either of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Informatica to be held on Thursday, May 22, 2008 at 2:00 p.m. local time at Informatica’s corporate offices located at 100 Cardinal Way, Redwood City, California 94063 and at any adjournment or postponement thereof, and to vote all shares of Common Stock of Informatica held of record by the undersigned on March 31, 2008, as hereinafter specified upon the proposals on the reverse side.
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INFORMATICA CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2008. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS STATED ON THE REVERSE SIDE, AND AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THESE PROPOSALS.
      CONTINUED AND TO BE SIGNED ON REVERSE SIDE